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EXHIBIT 10.5





                          LOAN AND SECURITY AGREEMENT
                           dated December 19, 1995


                                    between


                       BANKAMERICA BUSINESS CREDIT, INC.

                                      and

                              THE LOAN PRO$, INC.

                               TABLE OF CONTENTS

                                                ARTICLE ONE - DEFINITIONS

         1.1      Terms Defined   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
                  Actual Loss Percent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
                  Adjusted Net Earnings from Operations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
                  Adjusted Tangible Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
                  Adjusted Tangible Net Worth   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
                  Advance Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
                  Affiliate   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
                  Applicable Margin   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
                  Attorney Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
                  Availability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
                  Bank of America   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
                  Base Rate   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
                  Borrowing   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
                  Borrowing Base  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
                  Bulk Purchase Transaction   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
                  Business Day  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
                  Capital Adequacy Regulation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
                  Certificate of Title  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
                  Charge Off Adjustment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
                  Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
                  Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
                  Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
                  Collection Account Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
                  Contract  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
                  Contract Debtor   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
                  Dealer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
                  Dealer Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
                  Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
                  Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
                  Default Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
                  Delinquency/Repossession Adjustment Percent   . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
                  Delinquency/Repossession Percent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
                  Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
                  Eligible Contract   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
                  Emergent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
                  Event of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
                  Excess Availability   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
                  Federal Reserve Board   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
                  Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
                  Fiscal Year   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
                  Funding Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
                  GAAP  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
                  General Intangibles   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7





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
                  Governmental Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
                  Guaranty  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
                  Guide   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
                  Intercompany Accounts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
                  Interest Coverage Ratio   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
                  Instruments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
                  IRS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
                  Lien  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
                  Loan Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
                  Loan Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
                  Loss Reserve Percentage   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
                  Material Adverse Effect   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
                  Modified Contract   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
                  Net Charge Offs   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
                  Net Contract Payments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
                  Notice of Borrowing   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
                  Obligations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
                  Person  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
                  Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
                  Repossession Inventory Adjustment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
                  Repossession Value  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
                  Requirement of Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
                  Responsible Officer   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
                  Loans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
                  Security Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
                  Solvent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
                  Stated Termination Date   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
                  Subordinated Debt   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
                  Subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
                  Termination Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
                  Total Facility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
                  UCC   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
                  Unused Line Fee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
                  Vehicle   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
                  Vehicle Contract  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
                  Vehicle Reserve   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
                  Vehicle Reserve Percentage ("VRP")  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
         1.2      Accounting Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

                                                    ARTICLE TWO - LOAN

         2.1      Revolving Loans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
         2.2      Borrowing Procedure   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13

                                        ARTICLE THREE - INTEREST AND OTHER CHARGES

         3.1      Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
         3.2      Maximum Interest Rate   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14





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
         3.3      Unused Line Fee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
         3.4      Audit Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

                                         ARTICLE FOUR - PAYMENTS AND PREPAYMENTS

         4.1      Payment of Revolving Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
         4.2      Termination of Facility   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
         4.3      Payments by the Borrower  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
         4.4      Payments as Revolving Loans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
         4.5      Apportionment, Application and Reversal of Payments   . . . . . . . . . . . . . . . . . . . . . . . 16
         4.6      Indemnity for Returned Payments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
         4.7      Lender's and Lenders' Books and Records; Monthly Statements   . . . . . . . . . . . . . . . . . . . 17

                                             ARTICLE FIVE - YIELD PROTECTION

         5.1      Reduction of Return   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
         5.2      Certificates of Lender  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
         5.3      Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17

                                                 ARTICLE SIX - COLLATERAL

         6.1      Grant of Security Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
         6.2      Perfection and Protection of Security Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . 18
         6.3      Location of Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
         6.4      Title to, Liens on, and Sale of Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
         6.5      Access and Examination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
         6.6      Collateral Reporting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
         6.7      Contracts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
         6.8      Collection of Contracts; Payments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
         6.9      Right to Cure   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
         6.10     Power of Attorney   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
         6.11     Lender' Rights, Duties and Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
         6.12     Protection of Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
         6.13     Servicing of Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
         6.14     Borrower's Office   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
         6.15     Verification of Contracts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23

                            ARTICLE SEVEN - BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES

         7.1      Books and Records   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
         7.2      Financial Information   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
         7.3      Notices to the Lender   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26


                                  ARTICLE EIGHT - GENERAL WARRANTIES AND REPRESENTATIONS

         8.1      Authorization, Validity, and Enforceability of this Agreement and the Loan Documents  . . . . . . . 26





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
         8.2      Validity and Priority of Security Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
         8.3      Organization and Qualification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
         8.4      Corporate Name; Prior Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
         8.5      Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
         8.6      Contract Forms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
         8.7      Credit Guidelines   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
         8.8      Financial Statements and Projections  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
         8.9      Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
         8.10     Solvency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
         8.11     Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
         8.12     Title to Property   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
         8.13     Trade Names and Terms of Sale   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
         8.14     Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
         8.15     No Violation of Law   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
         8.16     No Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
         8.17     Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
         8.18     Use of Proceeds   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
         8.19     No Material Adverse Change  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
         8.20     Full Disclosure   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
         8.21     Governmental Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
         8.22     Offices; FTC; Warranties.     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
         8.23     Insurance.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30

                                    ARTICLE NINE - AFFIRMATIVE AND NEGATIVE COVENANTS

         9.1      Taxes and Other Obligations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
         9.2      Corporate Existence and Good Standing   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
         9.3      Compliance with Law and Agreements; Maintenance of Licenses   . . . . . . . . . . . . . . . . . . . 31
         9.4      Mergers, Consolidations or Sales  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
         9.5      Distributions; Capital Change; Restricted Investments   . . . . . . . . . . . . . . . . . . . . . . 32
         9.6      Transactions Affecting Collateral or Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . 32
         9.7      Guaranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
         9.8      Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
         9.9      Prepayment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
         9.10     Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
         9.11     Business Conducted  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
         9.12     Liens   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
         9.13     Fiscal Year   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
         9.14     Limitations on Bulk Purchase Transactions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
         9.15     Debt Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
         9.16     Interest Coverage Ratio   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
         9.17     Loss Reserves   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
         9.18     Unsubordinated Debt to Borrowing Base   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
         9.19     Charge-Off Policy   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
         9.20     Subordinated Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
         9.21     Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33

                                         ARTICLE TEN -  CONDITIONS TO BORROWINGS





                                      (4)

         10.1     Conditions Precedent to Making of Revolving Loans on the Closing Date   . . . . . . . . . . . . . . 34
         10.2     Conditions Precedent to Each Revolving Loan   . . . . . . . . . . . . . . . . . . . . . . . . . . . 35

                                            ARTICLE ELEVEN - DEFAULT; REMEDIES

         11.1     Events of Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
         11.2     Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
         11.3     Cumulative Remedies; No Prior Recourse to Collateral  . . . . . . . . . . . . . . . . . . . . . . . 39

                                          ARTICLE TWELVE - TERM AND TERMINATION

         12.1     Term and Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40

                                    ARTICLE THIRTEEN - AMENDMENTS; WAIVER; SUCCESSORS

         13.1     No  Waivers Cumulative Remedies   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
         13.2     Amendments and Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40

                                             ARTICLE FOURTEEN - MISCELLANEOUS

         14.1     Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
         14.2     Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver   . . . . . . . . . . . . . . 41
         14.3     Waiver of Jury Trial  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
         14.4     Survival of Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
         14.5     Other Security and Guaranties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
         14.6     Fees and Expenses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
         14.7     Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
         14.8     Waiver of Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
         14.9     Binding Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
         14.10    Indemnity of the Lender by the Borrower   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
         14.11    Final Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
         14.12    Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
         14.13    Captions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
         14.14    Right of Setoff   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
         14.15    Time of the Essence   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46





                                      (5)

                          LOAN AND SECURITY AGREEMENT

         This Loan and Security Agreement ("Agreement") is made and entered into as of December 19, 1995, between BankAmerica Business Credit, Inc., a Delaware corporation (the "Lender"), having an address at 200 Lake Drive East, Suite 201, Cherry Hill, New Jersey 08002, and The Loan Pro$, Inc. (the "Borrower"), a South Carolina corporation, whose chief executive office is located at 15 South Main Street, Suite 750, Greenville, South Carolina 29601.

         In consideration of the mutual covenants contained herein, the parties agree as follows.


                           ARTICLE ONE - DEFINITIONS


2        Terms Defined.  As used in this Agreement, the listed terms are defined as follows:

                  "Actual Loss Percent" means, as of any date of calculation, the percent (rounded to the nearest whole percent) resulting from dividing (a) the aggregate amount of all of the Borrower's Net Charge Off's during each of the twelve (12) months immediately preceding the date of calculation, by (b) the average monthly amount of the Borrower's Net Contracts Payments outstanding as of the last day of each of those twelve (12) months.

                  "Adjusted Net Earnings from Operations" means, with respect to any fiscal period of the Borrower, the Borrower's net income after provision for income taxes for such fiscal period, as determined in accordance with GAAP and reported on the financial statements for such period, less any and all of the following included in such net income: (a) gain arising from the sale of capital assets; (b) gain arising from any write-up in the book value of any asset; (c) earnings of any corporation, substantially all the assets of which have been acquired by the Borrower in any manner, to the extent realized by such other corporation prior to the date of acquisition; (d) earnings of any business entity in which the Borrower has an ownership interest unless (and only to the extent) such earnings shall actually have been received by the Borrower in the form of cash distributions; (e) earnings of any person to which assets of the Borrower shall have been sold, transferred or disposed of, or into which the Borrower shall have been merged or which has been a party with the Borrower to any consolidation or other form of reorganization, prior to the date of such transaction; (f) gain arising from the acquisition of any debt or equity security of the Borrower or from cancellation or forgiveness of Debt; and (g) gain arising from extraordinary items, as determined in accordance with GAAP, or from any other nonrecurring transaction.

                  "Adjusted Tangible Assets" means all assets except: (a) deferred assets, other than prepaid insurance and prepaid taxes, (b) trademarks, trade names, franchises, goodwill, and other similar intangibles;
(c) unamortized debt discount and expense; (d) assets of the Borrower constituting Intercompany Accounts; (e) assets located and notes and receivables due from obligors domiciled outside the United States of America, Puerto Rico, or Canada; (f) accounts, notes, and other receivables due from Affiliates; and (g) fixed assets to the extent of any write-up in the book value thereof resulting from a revaluation effective after the first Closing Date.

                  "Adjusted Tangible Net Worth" means, at any date, the remainder of (a) net book value (after deducting related depreciation, obsolescence, amortization, valuation, and other proper reserves as determined in accordance with GAAP) at which the Adjusted Tangible Assets of the Borrower would be shown on a balance sheet of the Borrower at such date prepared in accordance with GAAP, minus (b) the amount at which its liabilities (other than capital stock, surplus, and retained earnings) would be shown on such balance sheet and the Repossession Inventory Adjustment, and including as liabilities all reserves for contingencies and other potential liabilities which would be shown on such balance sheet or disclosed in the footnotes thereto.

                  "Advance Rate" means (a) eighty-five percent (85%) minus (b) the sum of the Charge Off Adjustment Percent plus the Delinquency/Repossession Adjustment Percent.

                  "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

                  "Applicable Margin" means three-quarters of one percent
(0.75%).

                  "Attorney Costs" means and includes all fees, expenses and disbursements of any law firm or other external counsel engaged by the Lender, the allocated cost of internal legal services of the Lender and all expenses and disbursements of internal counsel of the Lender.

                  "Availability" means, as of any date of calculation, (a) the Advance Rate multiplied by all Net Contract Payments to be made under all of the Borrower's Eligible Contracts, minus (b) the Vehicle Reserve.

                  "Bank of America" means Bank of America National Trust and Savings Association, a national banking association, or any successor entity thereto.

                  "Base Rate" means, for any day, the rate of interest in effect for such day as publicly announced from time to time by Bank of America, in San Francisco, California, as its "reference rate" (the "reference rate" being a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate). Each Interest Rate based upon the Base Rate shall be adjusted simultaneously with any change in the Base Rate.

                  "Borrowing" means a borrowing hereunder consisting of Revolving Loans made by the Lender to the Borrower.

                  "Borrowing Base" means the sum of the Adjusted Tangible Net Worth of the Borrower, plus all Subordinated Debt of the Borrower.

                  "Bulk Purchase Transaction" means the purchase by the Borrower of Contracts in a single transaction for an aggregate purchase price in excess of $500,000.

                  "Business Day" means any day that is not a Saturday, Sunday, or a day on which banks in San Francisco, California, are required or permitted to be closed.

                  "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

                  "Certificate of Title" means the certificate of title or other evidence of ownership of any Vehicle issued by the Division of Motor Vehicles or its counterpart in other jurisdictions in which the Contract Debtor resides.

                  "Charge Off Adjustment" means the excess, calculated as of the first day of each month, of the Actual Loss Percent over four percent (4%).

                  "Closing Date" shall mean the date of the execution of this Agreement.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute, and regulations promulgated thereunder.

                  "Collateral" has the meaning specified in Section 6.1 hereof.

                  "Collection Account Agreement" means that certain Collection Account Agreement substantially in the form attached hereto as Exhibit A and incorporated herein.

                  "Contract" means a loan account, account, installment sale contract, contract right, Instrument, note, document, chattel paper, general intangible, and all other forms of obligations owing to the Borrower, all rights of the Borrower thereunder, and any collateral therefor, including all rights under any and all Security Documents related to the Contract.

                  "Contract Debtor" means each Person who is obligated to the Borrower to perform any duty under or to make any payment pursuant to the terms of a Contract.

                  "Dealer" means a dealer that has sold a Vehicle to a Contract Debtor pursuant to a Contract.

                  "Dealer Agreement" means an agreement between the Borrower and a Dealer that governs the sale or assignment of Contracts from such Dealer to the Borrower, including any provisions for assignment (whether with or without recourse, a repurchase obligation by the Dealer or a guaranty by such Dealer) contained in such agreement with respect to assignments.

                  "Debt" means all liabilities, obligations, and indebtedness of the Borrower to any Person, of any kind or nature, now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired, or owing, whether primary, secondary, direct or indirect, contingent, fixed, or otherwise, and including, without in any way limiting, the generality of the foregoing: (a) the Borrower's liabilities and obligations to trade creditors;
(b) all Obligations; (c) all obligations and liabilities to any Person secured by a Lien on the Borrower's Property, even though the Borrower shall not have assumed or become liable for the payment thereof; provided, however, that all such obligations and liabilities which are limited in recourse to such Property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of the Borrower prepared in accordance with GAAP; (d) all obligations and liabilities created or arising under any lease or conditional sale or other title retention agreement with respect to Property used or acquired by the Borrower, even if the rights and remedies of the lessor, seller, or lender thereunder are limited to repossession of such Property; provided, however, that all such obligations and liabilities which are limited in recourse to such Property shall be included in Debt only to the extent of the book value of such property as would be shown a balance sheet of the Borrower prepared in accordance with GAAP: (e) all accrued pension fund and other employee benefit plan obligations and liabilities; (f) all obligations and liabilities under Guaranties; (g) Subordinated Debt; and (h) deferred taxes.

                  "Default" means an event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

                  "Default Rate" means a fluctuating per annum interest rate at all times equal to the sum of the applicable Reference Rate, plus the Applicable Margin, plus five percent (5%). The Default Rate shall be adjusted simultaneously with any change in the applicable Reference Rate.

                  "Delinquency/Repossession Adjustment Percent" means, as of any date of calculation, (a) one percent (1%) when the average Delinquency/Repossession Percent for the two months immediately preceding such date is greater than eight percent (8%), but less than nine percent (9%), and
(b) two percent (2%) when the average Delinquency/Repossession Percent for the two months immediately preceding such date is equal to or greater than nine percent (9%).

                  "Delinquency/Repossession Percent" means the percent (rounded to the nearest whole percent), calculated as of the first day of each month, by dividing (a) the aggregate amount of the Net Contract Payments owing under all of the Borrower's Contracts with respect to which any payment due thereunder is more than sixty (60) days past due, as determined on a contractual basis, as of the last day of each of the three (3) months immediately preceding the date of calculation, plus the Repossession Value of all Vehicles which the Borrower has repossessed but has not sold as of the date of calculation, by (b) the average monthly amount of the Borrower's Net Contracts Payments outstanding as of the last day of each of those three (3) months.

                  "Distribution" means, in respect to the Borrower: (a) the payment or making of any dividend or other distribution of Property in respect to the capital stock (or any options or warrants for such stock) of such corporation, other than distributions in capital stock (or any options or warrants for such stock) of the same class; or (b) the redemption or other acquisition of any capital stock (or options or warrants for such stock) of such corporation.

                  "Eligible Contract" means only such Contracts of the Borrower which the Lender, in its sole discretion deems eligible, and without limiting the Lender's discretionary rights, satisfy at all times all of the following requirements as determined by the Lender, in its sole and absolute discretion:

                          (a)     the Contract strictly complies with all of
the Borrower's warranties and representations contained herein;

                          (b)     the Contract Debtor is not more than sixty
(60) days contractually delinquent in making a payment scheduled thereunder;

                          (c)     except as provided in clause (b) of this
Section, neither the Borrower nor the Contract Debtor is in default under the terms of the Contract (e.g., the Property securing repayment thereof is subject to repossession or has been repossessed and sold and the proceeds thereof applied to the Contract balance (the latter sometimes being referred to as a "deficiency balance" Contract));

                          (d)     the Borrower has not within any 12-month
period granted to the Contract Debtor more than two extensions of time (each not longer than one month) for the payment of any sum due under the Contract;

                          (e)     the Contract is not subject to any defense,
counterclaim, offset, discount, or allowance;

                          (f)     the terms of the Contract and all related
documents and instruments comply in all respects with all Requirements of Law;

                          (g)     the Contract Debtor is not an employee or
other Affiliate of the Borrower;

                          (h)     the creditworthiness of the Contract Debtor
is acceptable to the Lender and, without limiting the generality of the foregoing, the Contract Debtor's creditworthiness and the terms of the Contract shall conform to the Borrower's credit guidelines;

                          (i)     the Contract Debtor thereunder is not subject
to a bankruptcy proceeding under Federal law or any similar proceeding under state law;

                          (j)     the Contract Debtor thereunder is a resident
of the continental United States;

                          (k)     under the terms of the Contract, the first
scheduled payment thereunder is due within forty-five (45) days following the date the Contract Debtor first entered into the Contract and all other payments are scheduled to be made on the same date of each month thereafter;

                          (l)     with respect to which the Contract Debtor is
located in any state requiring the filing of a Business Activity Report or similar document in order to permit the Borrower to seek judicial enforcement in such state of payment of such Contract, unless the Borrower has qualified to do business in such state, or has filed a Notice of Business Activities Report or the equivalent thereof for the then-current year, or is exempt from such filing requirement;

                          (m)     the terms of the Contract require that the
unpaid principal balance thereof shall be payable in equal monthly payments which will amortize the full principal amount thereof over its scheduled term;

                          (n)     if the Contract is a Vehicle Contract, then
repayment of the Vehicle Contract is secured by a first priority, perfected interest in the subject Vehicle, and the Borrower has obtained a Certificate of Title reflecting the Borrower as the lien holder at the time the Contract is pledged to the Lender or the Borrower has obtained such a Certificate of Title within one hundred-twenty (120) days following the earlier of the date such Contract was first entered into by the Borrower or the date the Contract was first acquired by the Lender;

                          (o)     if the Contract is a Vehicle Contract, then
to the extent that the Contract balance includes sums representing the financing of so-called "extended warranty plans," such plans are (i) in substantial compliance with all applicable consumer credit laws, including any and all special insurance laws relating thereto, and (ii) underwritten by (x) a major automobile manufacturer, or an Affiliate thereof, or (y) an independent reputable and financially sound insurance company;

                          (p)     no portion of the loan proceeds advanced by
the Lender to the Contract Debtor were used to finance the acquisition of real property or refinance existing indebtedness secured by real property; and

                          (q)     the Contract was not a Modified Contract.

                  "Emergent" means Emergent Financial Corporation, a South Carolina corporation.

                  "Event of Default" has the meaning specified in Section 11.1 hereof.

                  "Excess Availability" means, as of the date of determination, Availability, minus the aggregate amount of the Revolving Loans outstanding.

                  "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

                  "Financial Statements" means, according to the context in which it is used, the financial statements attached hereto, or any financial statements required to be given to the Lender pursuant to this Agreement.

                  "Fiscal Year" means the Borrower's fiscal year for accounting purposes. The current fiscal year of the Borrower will end on December 31, 1995.

                  "Funding Date" means the date on which a Borrowing occurs.

                  "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

                  "General Intangibles" means all of the Borrower's now owned or hereafter acquired general intangibles, choses in action and causes of action and all other intangible personal property of the Borrower of every kind and nature (other than Contracts), including, without limitation, all contract rights, proprietary rights, corporate or other business records, trade names, trade secrets, goodwill, copyrights, customer lists, registrations, licenses, franchises, tax refund claims, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, and any letter of credit, guarantee, claim, security interest or other security held by or granted to the Borrower to secure payment by a Contract Debtor of any of the Contracts.

                  "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                  "Gross Contract Payments" means all presently due and future, unpaid, noncancelable installment payments scheduled to be made under a Contract owned by the Borrower, regardless of the method of interest calculation (i.e., interest bearing or pre-computed).

                  "Guaranty" means, with respect to any Person, all obligations of such Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any indebtedness, dividend or other obligation of any other Person (the "guaranteed obligations"), or assure or in effect assure the holder of the guaranteed obligations against loss in respect thereof, including, without limitation, any such obligations incurred through an agreement, contingent or otherwise: (a) to purchase the guaranteed obligations or any property constituting security therefor; (b) to advance or supply funds for the purchase or payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition; or (c) to lease property or to purchase any debt or equity securities or other property or services.

                  "Guide" and "Black Book" means, respectively, the National Automobile Dealers Association Official Used Car Guide and the National Auto Research Black Book. In the event that either of those publications shall, at any time, cease to be published, then the Lender shall, in its sold discretion, select a comparable publication.

                  "Intercompany Accounts" means all assets and liabilities, however arising, which are due to the Borrower from, which are due from the Borrower to, or which otherwise arise from any transaction by the Borrower with, any Affiliate.

                  "Interest Coverage Ratio" means, for any period, the ratio of
(a) Adjusted Net Earnings from Operations for such period plus the sum of the following to the extent deducted in computing Adjusted Net Earnings from
Operations: (i) tax expense and (ii) total interest expense over (b) total interest expense during such period.

                  "Instruments" shall have the same meaning as given to that term in the UCC, and shall include all negotiable instruments, notes secured by mortgages or trust deeds, and any other writing which evidences a right to the payment of money and is not itself a security agreement or lease, and is of a type which is, in the ordinary course of business, transferred by delivery with any necessary endorsement or assignment.

                  "IRS" means the Internal Revenue Service and any other Governmental Authority succeeding to any of its principal functions under the Code.

                  "Lien" means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute, or contract, and including without limitation, a security interest, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.

                  "Loan Account" means the loan account of the Borrower, which account shall be maintained by the Lender.

                  "Loan Documents" means this Agreement and all other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing, guaranteeing or otherwise relating to the Obligations, the Collateral, the Lender's Liens in the Collateral, or any other aspect of the transactions contemplated by this Agreement.

                  "Loss Reserve Percentage" means, as of any date of determination, the greater of (a) three and one- half percent (3.5%) or (b) the Actual Loss Percent.

                  "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Borrower or the Collateral; (b) a material impairment of the ability of the Borrower to perform under any Loan Document and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower of any Loan Document.

                  "Modified Contract" means a Contract which, at any time, either (a) was in default for failure to pay for more than 60 days after its original contractual due date any payment due thereunder and such payment default was cured by adjusting or amending the Contract terms, or accepting a reduced payment or otherwise, or (b) is a refinance or renewal of a prior Contract with the Contract Debtor to accomplish any of the foregoing.

                  "Net Charge Offs" means for any period the aggregate amount of all unpaid payments scheduled to be made under the Borrower's Contracts which have been charged off by the Borrower during such period, as reduced by the amount of cash actually received by the Borrower during the such period on Contracts which have been charged off during previous periods or such period.

                  "Net Contract Payments" means, as of the date of determination, the remainder of (a) the aggregate amount of all Gross Contract Payments, minus (b) the aggregate amount of all unearned finance charges, unearned discounts, unearned fees, and unearned insurance premiums applicable thereto or included therein, as appropriate.

                  "Notice of Borrowing" has the meaning specified in Section 2.2(b).

                  "Obligations" means all present and future loans, advances, liabilities, obligations, covenants, duties, and debts owing by the Borrower to the Lender, arising under or pursuant to this Agreement or any of the other Loan Documents, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment from others, and any participation by the Lender in the Borrower's debts owing to others), absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including, without limitation, all principal, interest, charges, expenses, fees, attorneys' fees, filing fees and any other sums chargeable to the Borrower hereunder or under any of the other Loan Documents.

                  "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, Governmental Authority, or any other entity.

                  "Property" means any interest in any kind of property or asset, whether personal or real property, or mixed, or tangible or intangible.

                  "Repossession Inventory Adjustment" means, as of any date of calculation, the Repossession Value of all Vehicles with respect to which more than ninety (90) days have elapsed since the date such Vehicles were repossessed by the Borrower without having been sold during such ninety- (90) day period.

                  "Repossession Value" means, as of any date of determination, the lesser of (a) the Net Contract Payments then owing under a Vehicle Contract with respect to which the subject Vehicle has been repossessed by the Borrower, or (b) the value of such Vehicle, as determined by the then most recently published edition of the Guide and Black Book, as appropriate.

                  "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its Property or to which the Person or any of its Property is subject.

                  "Responsible Officer" means the chief executive officer or the president of the Borrower, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer or the treasurer of the Borrower, or any other officer having substantially the same authority and responsibility.

                  "Revolving Loans" means, collectively, all Borrowings provided for under Article Two hereof.

                  "Security Documents" means all security agreements, chattel mortgages, deeds of trust, mortgages, or other security instruments, guaranties, sureties, and agreements of every type and nature (including a Certificate of Title) securing the obligations of a Contract Debtor under a Contract.

                  "Solvent" means when used with respect to any Person that (a) the fair value of all its assets is in excess of the total amount of its debts (including contingent liabilities); (b) it is able to pay its debts as they mature; (c) it does not have unreasonably small capital for the business in which it is engaged or for any business or transaction in which it is about to engage; and (d) it is not "insolvent" as such term is defined in Section 101(32) of the Bankruptcy Code.

                  "Stated Termination Date" means the second anniversary following the Closing Date.

                  "Subordinated Debt" means all debt of the Borrower acceptable to Lender which at all times during the term of this Agreement is subordinated to the Borrower's Obligations hereunder pursuant to a written subordination agreement, the terms of which are satisfactory to the Lender in its sole and absolute discretion.

                  "Subsidiary" means any corporation of which more than fifty percent (50%) of the outstanding securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions), is at the time, directly or indirectly through one or more intermediaries, owned by the Borrower and/or one or more of its Subsidiaries.

                  "Termination Date" means the earliest to occur of (a) the Stated Termination Date, (b) the date the Total Facility is terminated either by the Borrower pursuant to Section 4.2 or by the Lender pursuant to Section 11.2, and (c) the date this Agreement is otherwise terminated for any reason whatsoever.

                  "Total Facility" means Twenty Million Dollars ($20,000,000).

                  "UCC" means the Uniform Commercial Code (or any successor statute) of the state of New Jersey or of any other state the laws of which are required by Section 12:A9-103 thereof to be applied in connection with the issue of perfection of security interests.

                  "Unused Line Fee" shall have the meaning given to that term in Section 3.3.

                  "Vehicle" means a new or used, two-axeled, automobile or light-duty truck, together with all equipment sold or financed in connection therewith.

                  "Vehicle Contract" means a Contract which is a motor vehicle retail installment Contract and a Contract arising from a loan made by the Borrower to a Contract Debtor and secured by a Lien on a Vehicle.

                  "Vehicle Reserve" means, as of any date of calculation, an amount equal to (a) the Gross Contract Payments then owing under all Vehicle Contracts acquired and originated by the Borrower during the twelve (12) calendar months immediately preceding the date of calculation, multiplied by
(b) the Vehicle Reserve Percentage for such period.

                  "Vehicle Reserve Percentage ("VRP")" means, for any period, the excess of the percent determined in accordance with the following formula exceeds one hundred percent (100%):

         VRP = [The aggregate amount paid by the Borrower to third parties or lent in connection with Vehicle Contracts acquired or originated during the applicable period (excluding amounts attributable to license fees, title fees, taxes, credit insurance, extended warranty insurance, and license plate fees included in the unpaid balance of such Vehicle Contracts); DIVIDED BY

                          The sum of (a) in the case of new Vehicles, the aggregate dealer cost of new Vehicles which are the subject of such Contracts, plus (b) in the case of used Vehicles, the aggregate value for all Vehicles which are the subject of such Contracts, as established by Guide or the Black Book. (The Guide and Black Book used shall be the most recently published edition thereof at the time Borrower purchased the subject Contract.)]

         2.1 Accounting Terms. Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the Financial Statements.


                               ARTICLE TWO - LOAN

         2.1 Revolving Loans. Subject to satisfaction of the terms and conditions of this Agreement, including the conditions precedent set forth in Article Ten, the Lender agrees, upon the request of the Borrower, made from time to time during the period of the Closing Date to the Termination Date, to make revolving loans ("Revolving Loans") to the Borrower in an amount not to exceed the lesser of the Total Facility or the Availability; provided, however, no Borrowings will be made to the Borrower if a Default or an Event of Default exists. All such Borrowings shall be added to the Revolving Loans when made. The Lender, in its sole and absolute discretion, may elect to make Borrowings in excess of the Availability on one or more occasions, but if it does so, the Lender shall not be deemed thereby to have changed the limits of the Total Facility or the Availability. Immediately upon demand by the Lender for repayment of such excess, the Borrower shall make such payment, without penalty or fee. Such excess shall constitute part of the Revolving Loans hereunder and shall be subject to all of the terms and conditions of this Agreement. If the sum of the outstanding Revolving Loans exceeds the Availability, the Lender may refuse to make or otherwise restrict the making of Revolving Loans as the Lender determines until such excess has been eliminated.

         2.2      Borrowing Procedure. (a)         Each Borrowing shall be made
upon the Borrower's irrevocable written notice delivered to the Lender in the form of a Notice of Borrowing (which notice must be received by the Lender no later than 11:00 a.m. (Cherry Hill, New Jersey time) on the requested Funding Date (which shall be a Business Day), specifying the amount of the Borrowing. In lieu of delivering the above-described Notice of Borrowing, the Borrower may give the Lender telephonic notice of such request by the required time, with such telephonic notice to be confirmed in writing within twenty (24) hours of the giving of such notice but Lender shall be entitled to rely on the telephonic notice in making such Revolving Loans.

                  (b) On or prior to the Closing Date and thereafter prior to any change with respect to any of the information contained in the following clauses (i) and (ii), the Borrower shall deliver to the Lender a writing setting forth (i) the account of the Borrower to which the Lender is authorized to transfer the proceeds of the Revolving Loans requested pursuant to this
Section 2.2, and (ii) the names of the officers authorized to request Revolving Loans on behalf of the Borrower, and shall provide the Lender with a specimen signature of each such officer. The Lender shall be entitled to rely conclusively on such officer's authority to request Revolving Loans on behalf of the Borrower, the proceeds of which are to be transferred to any of the accounts specified by the Borrower pursuant to the immediately preceding sentence, until the Lender receives written notice to the contrary. The Lender shall have no duty to verify the identity of any individual representing himself as one of the officers authorized by the Borrower to make such requests on its behalf.

                  (c) No Liability. The Lender shall not incur any liability to the Borrower as a result of acting upon any notice referred to in Sections 2.2(a) and (b), which notice the Lender believes in good faith to have been given by an officer duly authorized by the Borrower to request Revolving Loans on its behalf or for otherwise acting in good faith under this Section 2.2, and the crediting of Revolving Loans to the Borrower's deposit account, or transmittal to such Person as the Borrower shall direct, shall conclusively establish the obligation of the Borrower to repay such Revolving Loans as provided herein.

                  (d) Notice Irrevocable. Any Notice of Borrowing (or telephonic notice in lieu thereof) made pursuant to Section 2.2(a) shall be irrevocable and the Borrower shall be bound to borrow the funds requested therein in accordance therewith.


                   ARTICLE THREE - INTEREST AND OTHER CHARGES

         3.1 Interest. (a) Interest Rates. All Revolving Loans and other outstanding Obligations shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on interest thereon not paid when due) from the date made until paid in full in cash at a fluctuating per annum rate equal to the Base Rate plus the Applicable Margin, but not to exceed the Maximum Rate described in Section 3.2. Each change in the Base Rate shall be reflected in the interest rate described above as of the effective date of such change. All interest charges shall be computed on the basis of a year of 360 days and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year).
Interest accrued on all Revolving Loans accrued during a month will be payable in arrears on the fifteenth day of the immediately following month.

                  (b) Default Rate. If any Default or Event of Default occurs and is continuing and the Lender in its discretion so elects, then, while any such Default or Event of Default is continuing, all of the Obligations shall bear interest at the Default Rate applicable thereto.

         3.2 Maximum Interest Rate. In no event shall any interest rate provided for hereunder exceed the maximum rate permissible for corporate borrowers under applicable law for loans of the type provided for hereunder (the "Maximum Rate"). If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations under this Agreement, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this Section 3.2, have been paid or accrued if the interest rates otherwise set forth in this Agreement had at all times been in effect, then the Borrower shall, to the extent permitted by applicable law, pay the Lender an amount equal to the difference between (a) the lesser of (i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have accrued had the interest rates otherwise set forth in this Agreement, at all times, been in effect and (b) the amount of interest actually paid or accrued under this Agreement. In the event that a court determines that the Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, in the inverse order of maturity, and if there are no Obligations outstanding, the Lender shall refund to the Borrower such excess.

         3.3 Unused Line Fee. The Borrower agrees to pay, on the fifteenth day of each month and on the Termination Date an unused line fee equal to one eighth of one percent (0.125%) per annum on the average daily amount by which the Total Facility exceeded the sum of the average daily outstanding amount of Revolving Loans during the immediately preceding month or shorter period if calculated on the Termination Date. The unused line fee shall be computed on the basis of a 360-day year for the actual number of days elapsed.

         3.4 Audit Fees. The Borrower agrees to pay to the Lender on the fifteenth day of each month, a monthly audit fee equal to the greater of (a) $625 or (b) one-twelfth of five-one hundredths of one percent (0.004166%) of the aggregate amount of the Gross Contract Payments under all of the Borrower's Contracts, calculated as of the last day of the month immediately preceding the date such fee is due. The Borrower agrees to pay such fees in order to reimburse all costs and fees incurred by the Lender's internal auditors in connection with audits of the Borrower performed by such auditors during the term of this Agreement. Such fee payments shall commence with the month immediately following the date appearing on page one of this Agreement. Notwithstanding the foregoing, upon the occurrence of any Event of Default, the Borrower shall pay, on demand, all of the Lender's costs incurred in connection with the verification, audit, and inspection of the Collateral without regard to the foregoing limitations.


                    ARTICLE FOUR - PAYMENTS AND PREPAYMENTS

         4.1 Payment of Revolving Loans. The Borrower shall repay the outstanding principal balance of the Revolving Loans, plus all accrued but unpaid interest thereon, on the Termination Date. The Borrower may prepay Revolving Loans at any time, and reborrow subject to the terms of this Agreement. In addition, and without limiting the generality of the foregoing, the Borrower shall pay to the Lender the amount by which the sum of the outstanding Revolving Loans exceed the Borrower's Availability and/or the Total Facility.

         4.2 Termination of Facility. The Borrower may terminate this Agreement upon at least ten (10) Business Days' notice to the Lender upon (a) the payment in full of all outstanding Revolving Loans, together with accrued interest thereon, (b) the payment of the early termination fee set forth in the next sentence, and (c) the payment in full in cash of all other Obligations together with accrued interest thereon. If this Agreement is terminated at any time prior to the Stated Termination Date for any reason whatsoever other than as a result of acceleration by the Lender, the Borrower shall pay to the Lender an early termination fee determined in accordance with the following table:

         PERIOD DURING WHICH EARLY
         TERMINATION OCCURS                            EARLY TERMINATION FEES
         -------------------------                     ----------------------
         On or prior to December    , 1996        One percent (1%) of the
                                                          Total Facility
         After December    , 1996,
         but on or prior to the                   One-half of one percent (.50%)
         second anniversary of the                        of the Total Facility
         Closing Date

         4.3 Payments by the Borrower. (a) All payments to be made by the Borrower shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrower shall be made to the Lender at the Lender's address set forth in Section 14.7, and shall be made in immediately available funds, no later than 2:00 p.m. (Cherry Hill, New Jersey time) on the date specified herein. Any payment received by the Lender later than 2:00 p.m. (Cherry Hill, New Jersey time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

                  (b) Whenever any payment is due on a day other than a Business Day, such payment shall be made on the Business Day immediately preceding such day.

         4.4 Payments as Revolving Loans. All payments of principal, interest, fees, premiums and other sums payable hereunder, including all reimbursement for expenses pursuant to Section 14.6, may, at the option of the Lender, in its sole discretion, subject only to the terms of this Section 4.4, be paid from the proceeds of Revolving Loans made hereunder, whether made following a request by the Borrower pursuant to Section 2.2 or a deemed request as provided in this Section 4.4. The Borrower hereby irrevocably authorizes the Lender to charge the Loan Account for the purpose of paying principal, interest, fees, premiums and other sums payable hereunder, including reimbursing expenses pursuant to Section 14.6, and agrees that all such amounts charged shall constitute Revolving Loans and that all such Revolving Loans so made shall be deemed to have been requested by the Borrower pursuant to Section 2.2.

         4.5 Apportionment, Application and Reversal of Payments. All payments shall be remitted to the Lender and all such payments not relating to principal or interest of specific Revolving Loans, or not constituting payment of specific fees, and all proceeds of Contracts or other Collateral received by the Lender, shall be applied subject to the provisions of this Agreement, first, to pay any fees, or expense reimbursements then due to the Lender from the Borrower; second, to pay interest due in respect of all Revolving Loans; third, to pay or prepay principal of the Revolving Loans; and fourth, to the payment of any other Obligation due to the Lender by the Borrower. The Lender shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations.

         4.6 Indemnity for Returned Payments. If, after receipt of any payment of, or proceeds applied to the payment of, all or any part of the Obligations, the Lender is for any reason compelled to surrender such payment or proceeds to any Person, because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continue and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Lender, and the Borrower shall be liable to pay to the Lender, and hereby does indemnify the Lender and hold the Lender harmless for, the amount of such payment or proceeds surrendered. The provisions of this Section
4.6 shall be and remain effective notwithstanding any contrary action which may have been taken by the Lender in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this Section 4.6 shall survive the termination of this Agreement.

         4.7 Lender's and Lenders' Books and Records; Monthly Statements. The Borrower agrees that the Lender's books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute rebuttably presumptive proof thereof, irrespective of whether any Obligation is also evidenced by a promissory note or other instrument. The Lender will provide to the Borrower a monthly statement of the Revolving Loans, payments, and other transactions pursuant to this Agreement. Such statement shall be deemed correct, accurate, and binding on the Borrower and an account stated (except for reversals and reapplications of payments made as provided in Section 4.5 and corrections of errors discovered by the Lender), unless the Borrower notifies the Lender in writing to the contrary within thirty (30) days after such statement is rendered. In the event a timely written notice of objections is given by the Borrower, only the items to which exception is expressly made will be considered to be disputed by the Borrower.


                        ARTICLE FIVE - YIELD PROTECTION

         5.1 Reduction of Return. If the Lender shall have determined that (a) the introduction of any Capital Adequacy Regulation, (b) any change in any Capital Adequacy Regulation, (c) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (d) compliance by the Lender or any corporation controlling the Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Lender or any corporation controlling the Lender and (taking into consideration the Lender's or such corporation's policies with respect to capital adequacy and the Lender's desired return on capital) determines that the amount of such capital is increased as a consequence of the Total Facility, loans, credits or obligations under this Agreement, then, upon demand of the Lender, the Borrower shall pay to the Lender, from time to time as specified by the Lender, additional amounts sufficient to compensate the Lender for such increase.

         5.2 Certificates of Lender. The Lender claiming reimbursement or compensation under this Article Five shall deliver to the Borrower a certificate setting forth in reasonable detail the amount payable to the Lender hereunder and such certificate shall be conclusive and binding on the Borrower in the absence of manifest error.

         5.3 Survival. The agreements and obligations of the Borrower in this Article Five shall survive the payment of all other Obligations.

                            ARTICLE SIX - COLLATERAL

         6.1 Grant of Security Interest. As security for all Obligations, the Borrower hereby grants to the Lender a continuing security interest in, lien on, and right of setoff against, all of the following Property of the Borrower, whether now owned or existing or hereafter acquired or arising, regardless of where located: (a) all Contracts, and any returned or repossessed property relating thereto; (b) all General Intangibles; (c) all money, securities and other property of any kind of the Borrower in the possession or under the control of the Lender, or a bailee of any such party or such party's Affiliates; (d) all Vehicles; (e) all deposit accounts, credits and balances with and other claims against the Lender or any of its Affiliates or any other financial institution in which the Borrower maintains deposits; (f) all books, records and other Property related to or referring to any of the foregoing, including, without limitation, books, records, account ledgers, data processing records, computer software and other Property and General Intangibles at any time evidencing or relating to any of the foregoing; (g) all accessions to, substitutions for and replacements, products and proceeds of any of the foregoing, including, but not limited to, proceeds of any insurance policies, claims against third parties, and condemnation or requisition payments with respect to all or any of the foregoing; (h) all of the Borrower's rights, but not its obligations, under all Dealer Agreements, including all rights to require a Dealer to repurchase a Contract acquired from such Dealer; and (i) proceeds of proceeds, Property, Property rights, privileges and benefits arising out of, from the enforcement of, or in connection with the Contracts, the Property rights and the policies of insurance referred to above, and all credit balances in favor of the Borrower on the Lender's books. All of the foregoing and all other Property of the Borrower in which the Lender may at any time be granted a Lien, is herein collectively referred to as the "Collateral." All of the Obligations shall be secured by all of the Collateral.

         6.2 Perfection and Protection of Security Interest. (a) The Borrower shall, at its expense, perform all steps requested by the Lender at any time to perfect, maintain, protect, and enforce the Lender's Liens in the Collateral, including, without limitation: (i) executing and filing financing or continuation statements, and amendments thereof, in form and substance satisfactory to the Lender; (ii) delivering to the Lender the originals of all Instruments, documents, and chattel paper, and all other Collateral of which the Lender determines it should have physical possession in order to perfect and protect the Lender's security interest therein, duly pledged, endorsed or assigned to the Lender without restriction; (iii) placing notations on the Borrower's books of account to disclose the Lender's security interest; and
(iv) taking such other steps as are deemed necessary or desirable by the Lender to maintain and protect the Lender's Liens in the Collateral. To the extent permitted by applicable law, the Lender may file, without the Borrower's signature, one or more financing statements disclosing the Lender's Liens in the Collateral. The Borrower agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.

                  (b) Except with respect to Collateral delivered to the Lender pursuant to this Section 6.2, the Borrower shall immediately following the execution or receipt of a Contract, stamp on the Contract the following words: "This document is subject to a security interest in favor of BankAmerica Business Credit, Inc."

                  (c) If any Collateral is at any time in the possession or control of any bailee or any of the Borrower's agents, then the Borrower shall notify the Lender thereof and shall notify such Person of the Lender's security interest in such Collateral and, upon the Lender's request, instruct such Person to hold all such Collateral for the Lender's account subject to the Lender's instructions. If at any time any Collateral is located on any operating facility of the Borrower which is not owned by the Borrower, then the Borrower shall, at the request of the Lender, obtain written waivers, in form and substance satisfactory to the Lender, of all present and future Liens to which the owner or lessor of such premises may be entitled to assert against the Collateral.

                  (d) From time to time, the Borrower shall, upon the Lender's request, execute and deliver confirmatory written instruments pledging to the Lender the Collateral with respect to the Borrower, but the Borrower's failure to do so shall not affect or limit the Lender's security interest or the Lender's other rights in and to the Collateral with respect to the Borrower. So long as this Agreement is in effect and until all Obligations have been fully satisfied, the Lender's Liens in the Collateral shall continue in full force and effect in all Collateral (whether or not deemed eligible for the purpose of calculating the Availability or as the basis for any advance, loan, extension of credit, or other financial accommodation).

                  (e) The Borrower shall immediately deliver to the Lender the Certificates of Title, applications for title, and such other documents as the Lender may request for all of the Vehicles at any time owned or repossessed by the Borrower sufficient for the Lender to become the lien holder of record for such Vehicles under the law of the state in which such Vehicle has been registered. The Lender may, at any time and at the Borrower's expense, submit such documents to the appropriate Governmental Authority, including the South Carolina Division of Motor Vehicles, and have the Lender become the Lien holder of record on the Certificate of Title or other appropriate document for such Vehicles. Upon the Borrower's request, the Lender agrees to release its Lien in such Vehicles provided (a) the Vehicle has been sold in an arm's length sale to a party, other than an Affiliate of the Borrower, and (b) all cash proceeds of the sale are paid directly to the Lender for application to the Revolving Loans.

         6.3 Location of Collateral. The Borrower represents and warrants to the Lender that Schedule 6.3 is a correct and complete list of the Borrower's chief executive office, the location of its books and records, the locations of the Collateral with respect to the Borrower (except for Collateral in the possession of the Lender), and the locations of all of its other places of business. The Borrower covenants and agrees that it will not (a) maintain any Collateral with respect to the Borrower at any location other than those locations listed for the Borrower on Schedule 6.3, (b) otherwise change or add to any of such locations, or (c) change the location of its chief executive office from the location identified in Schedule 6.3, unless it gives the Lender at least thirty (30) days' prior written notice thereof and executes any and all financing statements and other documents that the Lender requests in connection therewith.

         6.4 Title to, Liens on, and Sale of Collateral. The Borrower represents and warrants to the Lender and agrees with the Lender that: (a) all of the Collateral is and will continue to be owned solely by the Borrower free and clear of all Liens whatsoever; (b) the Lender's Liens in the Collateral will not be subject to any prior Lien; (c) the Borrower will use, store, and maintain the Collateral with all reasonable care; and (d) the Borrower will not, without the Lender's prior written approval, sell, or dispose of or permit the sale or disposition of any of the Collateral, except for the sale of repossessed Vehicles in the normal course of business. The inclusion of proceeds in the Collateral shall not be deemed to constitute the Lender's consent to any sale or other disposition of the Collateral except as expressly permitted herein.

         6.5 Access and Examination. The Lender may at all reasonable times (and at any time when a Default or Event of Default exists) have access to, examine, audit, make extracts from or copies of and inspect any or all of the Borrower's records, files, and books of account and the Collateral, and discuss the Borrower's affairs with the Borrower's officers and management and independent public accountants after notice to Borrower (and by this provision the Borrower hereby authorizes said accountants to discuss with the Lender the finances and affairs of the Borrower and each of its subsidiaries). The Borrower will deliver to the Lender any instrument necessary for the Lender to obtain records from any service bureau maintaining records for the Borrower. The Lender may, at any time and at the Borrower's expense, make copies of all of the Borrower's books and records, or require the Borrower to deliver such copies to the Lender. The Lender may, without expense to the Lender, use such of the Borrower's respective personnel, supplies, and premises as may be reasonably necessary for maintaining or enforcing the Lender's Liens in the Collateral. The Lender shall have the right, at any time, in the Lender's name or in the name of a nominee of the Lender, to verify the validity, amount or any other matter relating to the Contracts, or other Collateral, by mail, telephone, or otherwise. In the event of any litigation between the Borrower and the Lender, any right of civil discovery shall be in addition to, but not in lieu of, the Lender's rights under this Section 6.5.

         6.6 Collateral Reporting. The Borrower shall provide the Lender, by the fifteenth day of each month, with the following documents at the following times in form satisfactory to the Lender: (a) a collateral and loan status report on forms provided by the Lender (or such other form approved by Lender), (b) an aging of the Borrower's Contracts, listing each Contract under which any payment due thereunder is sixty (60) or more days past due, as determined on a contractual basis, together with a reconciliation to the previous month's aging of the Borrower's Contracts and to the Borrower's general ledger; and (c) such other reports as to the Collateral as the Lender shall reasonably request from time to time; and (d) with the delivery of each of the foregoing, a certificate of an officer of the Borrower certifying as to the accuracy and completeness of the foregoing. If any of the Borrower's records or reports of the Collateral are prepared by an accounting service or other agent, the Borrower hereby authorizes such service or agent to deliver such records, reports, and related documents to the Lender.

         6.7 Contracts. (a) The Borrower hereby represents and warrants to the Lender with respect to the Borrower's Contracts, that: (i) each existing Contract represents, and each future Contract will represent, a bona fide obligation of the Contract Debtor, enforceable in accordance with its terms, and the Borrower does not know of any fact which impairs or will impair the validity of any such Contract; (ii) each existing Contract is, and each future Contract will be, for a liquidated amount payable by the Contract Debtor thereon on the terms set forth in the Contract therefor or in the schedule thereof delivered to the Lender, without any offset, deduction, defense (including the defense of usury), or counterclaim except those known to the Borrower and disclosed to the Lender pursuant to this Agreement; (iii) there is only one original counterpart of the Contract executed by the Contract Debtor (with the possible exception of one duplicate original counterpart which, if in existence, is in the Contract Debtor's sole possession); (iv) no payment will be received with respect to any Contract, and no credit, discount, or extension, or agreement therefor will be granted on any Contract, except expressly permitted under the terms of this Agreement and as reported to the Lender in accordance with this Agreement; (v) each Contract correctly sets forth the terms thereof between the Borrower and the Contract Debtor, including the interest rate applicable thereto and correctly reasonably describes the subject personal Property collateral; (vi) the signatures of all Contract Debtors are genuine and, to the knowledge of the Borrower, each Contract Debtor had the legal capacity to enter into and execute such documents on the date thereof; (vii) Any Requirement of Law, the noncompliance with which may have an adverse impact on the value, enforceability or collectability of the Contracts has been complied with by the Borrower; and (viii) the Borrower has not used illegal, improper, fraudulent or deceptive marketing techniques or unfair business practices with respect to the Contracts.

                  (b) The Borrower shall not accept any note or other Instrument (except a check or other Instrument for the immediate payment of money) with respect to any Contract without the Lender's written consent. If the Lender consents to the acceptance of any such Instrument, it shall be considered as evidence of the Contract and not payment thereof and the Borrower will promptly deliver such Instrument to the Lender, endorsed by the Borrower to the Lender in a manner satisfactory in form and substance to the Lender. Regardless of the form of presentment, demand, notice of protest with respect thereto, the Contract Debtor shall remain liable thereon until such instrument is paid in full.

                  (c) No discount, credit or allowance shall be granted to any such Contract Debtor without the Lender's prior written consent, except for discounts, credits and allowances made or given in the ordinary course of the Borrower's business when no Event of Default exists hereunder. The Lender may, at all times when an Event of Default exists hereunder, settle or adjust disputes and claims directly with Contract Debtors for amounts and upon terms which the Lender shall consider advisable and, in all cases, the Lender will credit the Borrower's Loan Account with only the net amounts received by the Lender in payment of any Contracts.

         6.8 Collection of Contracts; Payments. (a) Prior to the Closing Date, the Borrower shall establish a Collection Account, in accordance with the Collection Account Agreement, for collections of the Contracts at a bank acceptable to the Lender. Subject to the Lender's rights under Section 11.2 below, while any portion of the Revolving Loans are unpaid, the Borrower shall immediately, upon receipt thereof, deposit all cash proceeds of the Collateral (including, for example, all regular monthly payments received in connection with the Contracts) into the Collection Account. If, at any time, either (i) the Borrower's Excess Availability is equal to or less than five percent (5%); or (ii) an Event of Default occurs, then at all times thereafter, the Borrower's right to withdraw any funds from the Collection Account shall immediately terminate and only the Lender shall have a right to withdraw any funds from the Collection Account. The Lender shall reinstate the Borrower's right to withdraw funds from the Collection Account in the event (i) the Borrower's Excess Availability is, at all times, equal to or greater than five percent (5%) of the Revolving Loan balance during any ninety (90) consecutive-day period following the date of termination of the Borrower's Collection Account withdrawal rights and no Default or Event of Default occurs during that period, where the Borrower's withdrawal rights were terminated because of inadequate Excess Availability, or (ii) the Lender, in its sole discretion, waives or allows to be cured (if curable) the Event of Default which resulted in the termination of the Borrower's withdrawal rights and no additional grounds for terminating the Borrower's withdrawal rights (e.g., a new Default or Event of Default) occurs during any ninety (90) consecutive-day period following the date of termination of the Borrower's Collection Account withdrawal rights, where the Borrower's withdrawal rights were terminated because of the occurrence of an Event of Default.

                  (b) During the period that the Borrower's withdrawal rights with respect to the Collection Account have been terminated, all payments, including immediately available funds received by the Lender at a bank designated in the Collection Agreement on account of Contracts or as proceeds of other Collateral will be the Lender's sole Property for the benefit of the Lender and will be credited to the Borrower's Loan Account (conditional upon final collection).

         6.9 Right to Cure. The Lender may, in its discretion, pay any amount or do any act required of the Borrower hereunder or under any other Loan Document in order to preserve, protect, maintain or enforce the Obligations, the Collateral or the Lender's Liens therein, and which the Borrower fails to pay or do, including, without limitation, payment of any judgment against the Borrower, any insurance premium, any landlord's claim, and any other Lien upon or with respect to the Collateral. All payments that the Lender makes under this Section 6.9 and all out-of-pocket costs and expenses that the Lender pays or incurs in connection with any action taken by it hereunder shall be charged to the Borrower's Loan Account as a Revolving Loan. Any payment made or other action taken by the Lender under this Section 6.9 shall be without prejudice to any right to assert an Event of Default hereunder and to proceed thereafter as herein provided.

         6.10 Power of Attorney. The Borrower hereby appoints the Lender and the Lender's designee as the Borrower's attorney, with power to, when an Event of Default exists and is continuing: (a) endorse the Borrower's name on any checks, notes, acceptances, money orders, or other forms of payment or security that come into the Lender's possession; (b) sign the Borrower's name on any Certificate of Title relating to any Collateral, including a release and/or transfer of the Lien on the Vehicle evidenced thereby, on notices of assignment, financing statements and on other public records; (c) notify the post office authorities to change the address for delivery of the Borrower's mail to an address designated by the Lender and to receive, open and dispose of all mail addressed to the Borrower; (d) send requests for verification of Contracts to customers or Contract Debtors; and (e) do all things necessary to carry out this Agreement. The Borrower ratifies and approves all acts of such attorney. Neither the Lender nor its attorneys will be liable for any acts or omissions or for any error of judgment or mistake of fact or law. This power, being coupled with an interest, is irrevocable until this Agreement has been terminated and the Obligations have been fully satisfied.

         6.11 Lender' Rights, Duties and Liabilities. The Borrower assumes all responsibility and liability arising from or relating to the use, sale or other disposition of the Collateral. Neither the Lender, nor any of its respective officers, directors, employees or agents shall be liable or responsible in any way for the safekeeping of any of the Collateral, or for any loss or damage thereto, or for any diminution in the value thereof, or for any act of default of any warehouseman, carrier, forwarding agency or other person whomsoever, all of which shall be at the Borrower's sole risk. The Obligations shall not be affected by any failure of the Lender to take any steps to perfect the Lender's Liens in the Collateral or to collect or realize upon the Collateral, nor shall loss of or damage to the Collateral release the Borrower from any of the Obligations. The Lender may (but shall not be required to), without notice to or consent from the Borrower, sue upon or otherwise collect, extend the time for payment of, modify or amend the terms of, compromise or settle for cash, credit, or otherwise upon any terms, grant other indulgences, extensions, renewals, compositions, or releases, and take or omit to take any other action with respect to the Collateral, any security therefor, any agreement relating thereto, any insurance applicable thereto, or any Person liable directly or indirectly in connection with any of the foregoing, without discharging or otherwise affecting the liability of the Borrower for the Obligations or under this Agreement or any other agreement now or hereafter existing between the Lender and the Borrower.

         6.12 Protection of Collateral. The Borrower shall pay all expenses of protecting, storing, insuring, handling, maintaining, and shipping the Collateral and any and all excise, property, sales, and use taxes levied by any state, federal or local authority on any of the Collateral or in respect of the sale thereof.

         6.13 Servicing of Contracts. The Borrower shall collect all payments and other proceeds of the Contracts and other Collateral and deposit the proceeds into the Collection Account and perform customary insurance follow-up with respect to each policy of insurance covering the Property which is the subject of the Contracts.

         6.14 Borrower's Office. The Borrower's chief executive office is located at the address stated on page one of this Agreement, and the Borrower covenants and agrees that it will not, without prior written notification to the Lender, relocate said chief executive office.

         6.15 Verification of Contracts. The Lender may from time to time in its own name or that of a nominee contact customers and Contract Debtors to verify Contracts.


       ARTICLE SEVEN - BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES

         7.1 Books and Records. The Borrower shall maintain, at all times, correct and complete books, records and accounts in which complete, correct and timely entries are made of its transactions in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 7.2(a). The Borrower shall, by means of appropriate entries, reflect in such accounts and in all Financial Statements proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of property and bad debts, all in accordance with GAAP. The Borrower shall maintain at all times books and records pertaining to the Collateral in such detail, form and scope as the Lender shall reasonably require, including, but not limited to, records of (a) all payments received and all credits and extensions granted with respect to the Contracts; and (b) all other dealings affecting the Collateral. The Borrower shall maintain a system, satisfactory to the Lender, for duplicating and storing, at a secure location, a duplicate set of books and records concerning the Collateral. In addition, the Borrower shall maintain a credit file for each Contract Debtor, containing financial information reflecting the creditworthiness of each Contract Debtor.

         7.2 Financial Information. The Borrower shall promptly furnish to the Lender, all such financial information as the Lender shall reasonably request, and notify its auditors and accountants that the Lender is authorized to obtain such information directly from them. Without limiting the foregoing, the Borrower will furnish to the Lender, in such detail as the Lender shall request, the following:

                  (a) As soon as available, but in any event not later than ninety (90) days after the close of each Fiscal Year, consolidated and consolidating audited balance sheet, statements of income and expense, cash flow and of stockholders' equity for the Borrower and Emergent for such Fiscal Year, and the accompanying notes thereto, setting forth in each case in comparative form figures for the previous Fiscal Year, all in reasonable detail, fairly presenting the financial position and the results of operations of the Borrower and Emergent as at the date thereof and for the Fiscal Year then ended, and prepared in accordance with GAAP. Such statements shall be examined in accordance with generally accepted auditing standards by and, in the case of such statements performed on a consolidated basis, accompanied by a report thereon unqualified as to scope of independent certified public accountants selected by the Borrower and reasonably satisfactory to the Lender. The Borrower, simultaneously with retaining such independent public accountants to conduct such annual audit, shall send a letter to such accountants, with a copy to the Lender, notifying such accountants that one of the primary purposes for retaining such accountants' services and having audited financial statements prepared by them is for use by the Lender.

                  (b) As soon as available, but in any event not later than forty-five (45) days after the end of each month, unaudited balance sheets of the Borrower as at the end of such month, and unaudited statements of income and expense and cash flow for the Borrower for such month and for the period from the beginning of the Fiscal Year to the end of such month, all in reasonable detail, fairly presenting the financial position and results of operations of the Borrower as at the date thereof and for such periods, and prepared in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 7.2(a). The Borrower shall certify by a certificate signed by its the chief financial officer that all such statements have been prepared in accordance with GAAP and present fairly, subject to normal year-end adjustments, the Borrower's financial position as at the dates thereof and its results of operations for the periods then ended.

                  (c) With each of the audited Financial Statements delivered pursuant to Section 7.2(a), a certificate of the independent certified public accountants that examined such statement to the effect that they have reviewed and are familiar with this Agreement and that, in examining such Financial Statements, they did not become aware of any fact or condition which then constituted a Default or Event of Default, except for those, if any, described in reasonable detail in such certificate.

                  (d) With each of the annual audited Financial Statements delivered pursuant to Section 7.2(a), a certificate of the chief financial officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish that the Borrower was in compliance with the covenants set forth in Sections 9.16 through and including Section 9.19 during the period covered in such Financial Statements and as at the end thereof, and (ii) stating that, except as explained in reasonable detail in such certificate, (1) all of the representations and warranties of the Borrower contained in this Agreement and the other Loan Documents are correct and complete in all material respects as at the date of such certificate as if made at such time, (2) the Borrower is, at the date of such certificate, in compliance in all material respects with all of their respective covenants and agreements in this Agreement and the other Loan Documents, (3) no Default or Event of Default then exists or existed during the period covered by such Financial Statements, (4) describing and analyzing in reasonable detail all material trends, changes, and developments in each and all Financial Statements; and (5) explaining the variances of the figures in the corresponding budgets and prior Fiscal Year financial statements. If such certificate discloses that a representation or warranty is not correct or complete, or that a covenant has not been complied with, or that a Default or Event of Default existed or exists, such certificate shall set forth what action the Borrower has taken or proposes to take with respect thereto.

                  (e) No sooner than sixty (60) days and not less than thirty (30) days prior to the beginning of each Fiscal Year, annual forecasts (to include forecasted balance sheets, statements of income and expenses and statements of cash flow) for the Borrower as at the end of and for each month of such Fiscal Year.

                  (f) As soon as available, but in any event not later than fifteen (15) days after the Borrower's receipt thereof, a copy of all management reports and management letters prepared for the Borrower by Elliot, Davis & Company or any other independent certified public accountants of the Borrower.

                  (g) Promptly after their preparation, copies of any and all proxy statements, financial statements, and reports which the Borrower makes available to its stockholders.

                  (h) Promptly after the Lender's request, a copy of any tax return filed by the Borrower or by any of its Affiliates with the IRS.

                  (i) Such additional information as the Lender may from time to time reasonably request regarding the financial and business affairs of the Borrower.

         7.3 Notices to the Lender. The Borrower shall notify the Lender, in writing of the following matters at the following times:

                  (a) Immediately after becoming aware of any Default or Event of Default.

                  (b) Immediately after becoming aware of the assertion by the holder of any capital stock of the Borrower or of any Debt in an outstanding principal amount in excess of $10,000 that a default exists with respect thereto or that the Borrower is not in compliance with the terms thereof, or the threat or commencement by such holder of any enforcement action because of such asserted default or non-compliance.

                  (c) Immediately after becoming aware of any Material Adverse Effect.

                  (d) Immediately after becoming aware of any pending or threatened action, suit, proceeding, or counterclaim by any Person, or any pending or threatened investigation by a Governmental Authority, which action, suit, proceeding, counterclaim or investigation seeks damages in excess of $10,000 (which amount shall not be fully covered by insurance), or which may otherwise have a Material Adverse Effect.

                  (e) Immediately after becoming aware of any violation of any law, statute, regulation, or ordinance of a Governmental Authority affecting the Borrower which could reasonably be expected to have a Material Adverse Effect.

                  (f) Any change in the Borrower's name, state of incorporation, or form of organization, trade names or styles under which the Borrower will create or acquire Contracts, or to which instruments in payment of Contracts may be made payable, in each case at least thirty (30) days prior thereto.

         Each notice given under this Section shall describe the subject matter thereof in reasonable detail, and shall set forth the action that the Borrower has taken or proposes to take with respect thereto.


             ARTICLE EIGHT - GENERAL WARRANTIES AND REPRESENTATIONS

         The Borrower warrants and represents to the Lender that except as hereafter disclosed to and accepted by the Lender in writing:

         8.1 Authorization, Validity, and Enforceability of this Agreement and the Loan Documents. The Borrower has the corporate power and authority to execute, deliver and perform this Agreement and the other Loan Documents, to incur the Obligations, and to grant to the Lender Liens upon and security interests in the Collateral. The Borrower has taken all necessary corporate action (including without limitation, obtaining approval of its stockholders if necessary) to authorize its execution, delivery, and performance of this Agreement and the other Loan Documents. No consent, approval, or authorization of, or declaration or filing with, any Governmental Authority, and no consent of any other Person, is required in connection with the Borrower's execution, delivery and performance of this Agreement and the other Loan Documents, except for those already duly obtained. This Agreement and the other Loan Documents have been duly executed and delivered by the Borrower, and constitute the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms without defense, setoff or counterclaim. Borrower's execution, delivery, and performance of this Agreement and the other Loan Documents do not and will not conflict with, or constitute a violation or breach of, or constitute a default under, or result in the creation or imposition of any Lien upon the Property of the Borrower by reason of the terms of (a) any contract, mortgage, Lien, lease, agreement, indenture, or instrument to which the Borrower is a party or which is binding upon it, (b) any Requirement of Law applicable to the Borrower, or
(c) the certificate or articles of incorporation or bylaws of the Borrower.

         8.2 Validity and Priority of Security Interest. The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the Lender and such Liens constitute perfected and continuing Liens on all the Collateral, having priority over all other Liens on the Collateral securing all the Obligations, and enforceable against the Borrower and all third parties.

         8.3 Organization and Qualification. The Borrower (a) is duly incorporated and organized and validly existing in good standing under the laws of the state of its incorporation, (b) is qualified to do business as a foreign corporation and is in good standing in the jurisdictions set forth on Schedule
8.3 which are the only jurisdictions in which qualification is necessary in order for it to own or lease its Property and conduct its business and (c) has all requisite power and authority to conduct its business and to own its Property.

         8.4 Corporate Name; Prior Transactions. The Borrower has not, during the past five (5) years, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its Property outside of the ordinary course of business.

         8.5 Affiliates. Schedule 8.5 is a correct and complete list of the name and relationship to the Borrower of each and all of the Borrower's Affiliates. Each Affiliate which is a corporation is (a) duly incorporated and organized and validly existing in good standing under the laws of its state of incorporation set forth on Schedule 8.5, and (b) qualified to do business as a foreign corporation and in good standing in each jurisdiction in which the failure to so qualify or be in good standing could reasonably be expected to have a Material Adverse Effect on any such Affiliate and (c) has all requisite power and authority to conduct its business and own its Property.

         8.6 Contract Forms. The Borrower covenants that only Contracts on a printed form(s) previously approved in writing by the Lender shall be used by the Borrower for all Contracts which may now exist and which may exist in the future. The Borrower shall not change or vary the printed terms of such Contracts without the Lender's prior written consent, unless such change or variation is expressly required by any Requirement of Law. The Lender may reasonably withhold its consent until the Lender receives a satisfactory opinion of the Borrower's counsel regarding compliance of the revised form of Contract with any Requirement of Law.

         8.7 Credit Guidelines. The Borrower represents and warrants that it shall not make any changes in its credit guidelines (a copy of which has been previously furnished by the Borrower to the Lender) without the Lender's prior written consent which the Lender may withhold in its sole and absolute discretion. The Borrower's credit guidelines shall state in detail the credit criteria used by the Borrower in determining the creditworthiness of Contract Debtors with regard to the Contracts originated by the Borrower and/or originated by third parties and acquired by the Borrower.

         8.8 Financial Statements and Projections. (a) The Borrower has delivered to the Lender the consolidated audited balance sheet and related statements of income, retained earnings, changes in financial position, and changes in stockholders equity for the Borrower as of December 31, 1994, accompanied by the report thereon of the Borrower's independent certified public accountants. The Borrower has also delivered to the Lender the unaudited balance sheet and related statements of income and changes in financial position for the Borrower as of October 31, 1995. Such financial statements are attached hereto as Exhibit 8.8. All such financial statements have been prepared in accordance with GAAP and present accurately and fairly the financial position of the Borrower as at the dates thereof and their results of operations for the periods then ended.

                  (b) The latest projections when submitted to the Lender as required herein represent the Borrower's best estimate of the future financial performance of the Borrower for the periods set forth therein. The latest projections have been prepared on the basis of the assumptions set forth therein, which the Borrower believes are fair and reasonable in light of current and reasonably foreseeable business conditions at the time submitted to the Lender.

         8.9 Capitalization. The Borrower's authorized capital stock consists of 2,000 shares of voting common stock, par value $100 per share and 250,000 shares of non-voting preferred stock. Seven hundred fifty (750) shares of the Borrower's common stock are validly issued and outstanding and 100 shares of preferred stock are validly issued and outstanding. Six hundred
(600) of the common shares are owned beneficially and of record by Emergent, one hundred fifty (150) of the common shares are owned beneficially and of record by Ronald I. Long, and 100 of the preferred shares are owned beneficially and of record by Emergent.

         8.10 Solvency. The Borrower is Solvent prior to and after giving effect to the making of the Revolving Loans to be made on the Closing Date and shall remain Solvent during the term of this Agreement.

         8.11 Debt. After giving effect to the making of the Revolving Loans to be made on the Closing Date, the Borrower has no Debt, except (a) the Obligations, (b) Debt described on Exhibit 8.8, and (c) trade payables and other contractual obligations arising in the ordinary course of business.

         8.12 Title to Property. The Borrower has good, indefeasible, and merchantable title to all of its Property (including, without limitation, the assets reflected on the 11-30-95 Financial Statements delivered to the Lender, except as disposed of in the ordinary course of business since the date thereof), free of all Liens except for those disclosed in such Financial Statements.

         8.13 Trade Names and Terms of Sale. All trade names or styles under which the Borrower creates or acquires Contracts, or to which instruments in payment of Contracts may be made payable, are listed on Schedule 8.13.

         8.14 Litigation. Except as set forth on Schedule 8.14, there is no pending or (to the best of the Borrower's knowledge) threatened, action, suit, proceeding, or counterclaim by any Person, or investigation by any Governmental Authority, or any basis for any of the foregoing, which could reasonably be expected to cause a Material Adverse Effect.

         8.15 No Violation of Law. The Borrower is not in violation of any Requirement of Law, judgment, order, or decree applicable to it which violation could reasonably be expected to have a Material Adverse Effect.

         8.16 No Default. The Borrower is not in default with respect to any note, indenture, loan agreement, mortgage, lease, deed, or other agreement to which the Borrower or such Subsidiary is a party or by which it is bound, which default could reasonably be expected to have a Material Adverse Effect.

         8.17 Taxes. The Borrower and its Affiliates have filed all Federal and other tax returns and reports required to be filed, and have paid all Federal and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable.

         8.18 Use of Proceeds. The proceeds of the Revolving Loans are to be used solely for working capital purposes.

         8.19 No Material Adverse Change. No Material Adverse Effect has occurred since the date of the Financial Statements delivered to the Lender.

         8.20 Full Disclosure. None of the representations or warranties made by the Borrower in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Borrower in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Borrower to the Lender prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

         8.21 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower of the Agreement or any other Loan Document.

         8.22 Offices; FTC; Warranties. (a) The Borrower agrees that it will operate at a licensed location in the jurisdiction requiring such license in conformity with all such licensing and other laws applicable to the purchase of Contracts, including Motor Vehicle Retail Installment Sales Acts, Sales Finance Agency Acts or any other law regulating the business of acquiring the Contracts from Dealers. To the extent the Borrower does not have a license for each location, it will immediately procure a license or advise the Lender of the reason that it is exempt from such licensing requirement or that no such licensing requirement exists in the jurisdiction of such location.

                  (b) The Borrower is familiar with the Federal Trade Commission's used car rule and is in compliance therewith to the extent the Borrower is legally obligated for such compliance.

                  (c) Each Vehicle Contract which has been originated by a Dealer pursuant to a Dealer Agreement that is enforceable in accordance with its terms against such Dealer. To the extent that the Borrower allows Dealers to finance so-called "extended warranty plans," the Borrower will (i) ensure that the cost of such plans are disclosed and will be in substantial compliance with all applicable consumer credit laws, including any and all special insurance laws relating thereto to the extent the Borrower is legally obligated for such compliance, and (ii) ensure that such plans are underwritten by (x) a major automobile manufacturer, or an Affiliate thereof, or (y) a reputable insurance company.

         8.23 Insurance. (a) The Borrower shall maintain with respect to the Borrower's Vehicles (including all repossessed Vehicles), with financially sound and reputable insurers having a rating of at least A-VII or better by Best Rating Guide, insurance against loss or damage by fire with extended coverage; theft, and burglary; public liability, and third party property damage; and such other hazards or of such other types as is customary for Persons engaged in the same or similar business, as the Lender, in its discretion shall specify, in amounts and under policies acceptable to the Lender.

                  (b) The Borrower shall cause the Lender to be named in each such policy as secured party and sole loss payee or additional insured, in a manner acceptable to the Lender. Each policy of insurance shall contain a clause or indorsement requiring the insurer to give not less than thirty (30) days prior notice to the Lender in the event of cancellation of the policy for any reason whatsoever and a clause or indorsement stating that the interest of the Lender shall not be impaired or invalidated by any act or neglect of the Borrower. All premiums for such insurance shall be paid by the Borrower when due, and certificates of insurance and, if requested by the Lender, photocopies of the policies, shall be delivered to the Lender. If the Borrower fails to procures such insurance or to pay the premiums therefor when due, the Lender may do so from the proceeds of the Revolving Loans.

                  (c) The Borrower shall promptly notify the Lender of any loss or damage or destruction to the Borrower's Vehicles, whether or not covered by insurance. The Lender is hereby authorized to collect all insurance proceeds directly and to apply them to fees, expenses, the Revolving Loans, and to other Obligations in the order provided in Section 4.5.


               ARTICLE NINE - AFFIRMATIVE AND NEGATIVE COVENANTS

         The Borrower covenants to the Lender that, so long as any of the Obligations remain outstanding or this Agreement is in effect:

         9.1 Taxes and Other Obligations. The Borrower shall (a) file when due all tax returns and other reports which it is required to file; (b) pay, or provide for the payment, when due, of all taxes, fees, assessments and other governmental charges against it or upon its Property, income and franchises, make all required withholding and other tax deposits, and establish adequate reserves for the payment of all such items, and provide to the Lender, upon request, satisfactory evidence of its timely compliance with the foregoing; and (c) pay when due all Debt owed by it and all claims of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons, and all other indebtedness owed by it and perform and discharge in a timely manner all other obligations undertaken by it; provided, however, so long as Borrower has notified the Lender in writing, the Borrower need not pay any tax, fee, assessment, or governmental charge, that (i) it is contesting in good faith by appropriate proceedings diligently pursued, (ii) the Borrower has established proper reserves for as provided in GAAP, and (iii) no Lien on the Collateral results from such non-payment.

         9.2 Corporate Existence and Good Standing. The Borrower shall maintain its corporate existence and its qualification and good standing in all jurisdictions in which the failure to maintain such qualification or good standing could reasonably be expected to have a material adverse effect on the Borrower's Property, business, operations, prospects, or condition (financial or otherwise).

         9.3 Compliance with Law and Agreements; Maintenance of Licenses. The Borrower shall comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the State Board of Financial Institutions of the state of South Carolina). The Borrower shall obtain and maintain all licenses, permits, franchises, and governmental authorizations necessary to own its Property and to conduct its business as conducted on the Closing Date.

         9.4 Mergers, Consolidations or Sales. The Borrower shall not enter into any transaction of merger, reorganization, or consolidation, or transfer, sell, assign, lease, or otherwise dispose of all or any part of or any interest in the Collateral, or wind up, liquidate or dissolve, or agree to do any of the foregoing, without the prior written consent of Lender.

         9.5      Distributions; Capital Change; Restricted Investments.   The
Borrower shall not (i) directly or indirectly declare or make, or incur any liability to make, any Distribution, or (ii) make any change in its capital structure which could have a Material Adverse Effect.

         9.6 Transactions Affecting Collateral or Obligations. The Borrower shall not enter into any transaction which could have a Material Adverse Effect.

         9.7 Guaranties. The Borrower shall not make, issue, or become liable on any Guaranty, except Guaranties in favor of the Lender.

         9.8 Debt. The Borrower shall not incur or maintain any Debt, other than: (a) the Obligations; (b) trade payables and contractual obligations to suppliers and customers incurred in the ordinary course of business; and
(c) other Debt existing on the Closing Date and reflected in the Financial Statements attached hereto as Exhibit 8.8.

         9.9 Prepayment. The Borrower shall not voluntarily prepay any Debt, except the Obligations and any Subordinated Debt in accordance with the terms of this Agreement.

         9.10 Transactions with Affiliates. Except as set forth below, the Borrower shall not sell, transfer, distribute, or pay any money or Property, including, but not limited to, any fees or expenses of any nature (including, but not limited to, any fees or expenses for management services), to any Affiliate, or lend or advance money or Property to any Affiliate, or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or indebtedness, or any Property, of any Affiliate, or become liable on any Guaranty of the indebtedness, dividends, or other obligations of any Affiliate. Notwithstanding the foregoing, the Borrower may pay Emergent Group, Inc. a management fee to pay administrative and overhead expenses (including taxes) as are, from time to time, reasonably allocated to Borrower by Emergent provided: (a) the amount paid to Emergent as a management fee in any Fiscal Year does not exceed the greater of sixty thousand dollars ($60,000) or thirty-four percent (34%) of the Borrower's Adjusted Net Earnings from Operations for such Fiscal Year, before provision for income taxes for such period (with the provision for income taxes being calculated for the Borrower without reference to the taxable income of any other Person); and
(b) no Default or Event of Default exists at the time of such payment.

         9.11 Business Conducted. The Borrower shall not engage directly or indirectly, in any line of business other than the businesses in which the Borrower is engaged on the Closing Date.

         9.12 Liens. The Borrower shall not create, incur, assume, or permit to exist any Lien on any Collateral, except for the Lien in favor of the Lender.

         9.13     Fiscal Year.  The Borrower shall not change its Fiscal Year.

         9.14 Limitations on Bulk Purchase Transactions. The Borrower shall not enter into any Bulk Purchase Transaction without the Lender's prior written consent which shall not be unreasonably withheld or delayed.

         9.15 Debt Ratio. The Borrower shall not permit the ratio, calculated as of the last day of each month, of Debt to Adjusted Tangible Net Worth, to exceed: (a) 15 to 1 prior to December 1, 1996, and (b) 10 to 1 thereafter.

         9.16 Interest Coverage Ratio. Commencing with the quarter ending March 31, 1996, and on the first day of each fiscal quarter thereafter, the Borrower will maintain an Interest Coverage Ratio of not less than (a) 1.2 to 1 prior to October 1, 1996, and (b) 1.25 to 1 thereafter. The ratio shall be calculated for the period commencing on the first day of the then current Fiscal Year to the date of calculation.

         9.17 Loss Reserves. The Borrower shall maintain loss reserves, calculated as of the last day of each month, in an aggregate amount which shall not be less than the Loss Reserve Percentage, multiplied by the Net Contract Payments as of such date.

         9.18 Unsubordinated Debt to Borrowing Base. The Borrower shall not permit the ratio, calculated as of the last day of each month, of (a) the remainder of all Debt minus all Subordinated Debt, to (b) Borrowing Base, to be more than 3 to 1.

         9.19 Charge-Off Policy. The Borrower shall establish and implement, in a manner satisfactory to the Lender, a policy for charging off the unpaid balance of its delinquent Contracts. Without limiting the generality of the foregoing, the Borrower's policy shall provide that as of the last day of each quarter in each Fiscal Year, the Borrower shall charge off the unpaid balance of all Contracts with respect to which any payment due thereunder is one hundred eighty (180) or more days delinquent, as determined on a contractual basis.

         9.20 Subordinated Obligations. Except as previously and expressly consented to in writing by the Lender, the Borrower shall not directly or indirectly permit (a) any payment to be made in respect of any Subordinated Debt; (b) the amendment, rescission, or other modification of the provisions of any of the Borrower's Subordinated Debt in such a manner as to affect adversely the Lender's Liens in the Collateral or the prior position of such Liens; or (c) the prepayment or redemption of all or any part of any Subordinated Debt of the Borrower.

         9.21 Further Assurances. The Borrower shall execute and deliver, or cause to be executed and delivered, to the Lender such documents and agreements, and shall take or cause to be taken such actions, as the Lender may, from time to time, request to carry out the terms and conditions of this Agreement and the other Loan Documents.


                    ARTICLE TEN  -  CONDITIONS TO BORROWINGS

         10.1 Conditions Precedent to Making of Revolving Loans on the Closing Date. The obligation of the Lender to make the initial Revolving Loans on the Closing Date are subject to the following conditions precedent having been satisfied in a manner satisfactory to the Lender:

                  (a) This Agreement, the documents listed in Schedule 10.1, and the other Loan Documents are in form and substance satisfactory to the Lender and its counsel, and have been executed and delivered by each party thereto and the Borrower shall have performed and complied with all covenants, agreements and conditions contained herein and the other Loan Documents which are required to be performed or complied with by the Borrower before or on such Closing Date.

                  (b) After making the Revolving Loans on the Closing Date (including such Revolving Loans made to pursuant to Section 4.7 as reimbursement for fees, costs and expenses then payable under this Agreement) and with all its obligations current, the Borrower would have Excess Availability greater than five (5%) of the Revolving Loans.

                  (c) All representations and warranties made hereunder and in the other Loan Documents shall be true and correct as of the Closing Date as if made on such date.

                  (d) No Default or Event of Default shall exist on the Closing Date, or would exist after giving effect to the Revolving Loans to be made on such date.

                  (e) The Lender shall have received such opinions of counsel for the Borrower as the Lender shall request, each such opinion to be in a form, scope, and substance satisfactory to the Lender.

                  (f)     The Lender shall have received:

                          (i)     acknowledgment copies of proper financing
statements, duly filed on or before the Closing Date under the UCC of all jurisdictions that the Lender may deem necessary or desirable in order to perfect the Lender's Lien; and

                          (ii)    duly executed such UCC-3 Termination
Statements and other instruments, in form and substance satisfactory to the Lender, as shall be necessary to terminate and satisfy all Liens on the Collateral.

                  (g) The Borrower shall have paid all fees and expenses of the Lender and the Attorney costs incurred in connection with any of the Loan Documents and the transactions contemplated thereby.

                  (h) The Lender shall have had an opportunity, if they so choose, to examine the books of account and other records and files of the Borrower and to make copies thereof, and to conduct a pre-closing audit which shall include, without limitation, verification of Contracts and Availability, and the results of such examination and audit shall have been satisfactory to the Lender in all respects.

                  (i) All proceedings taken in connection with the execution of this Agreement, all other Loan Documents and all documents and papers relating thereto shall be satisfactory in form, scope, and substance to the Lender.

         The acceptance by the Borrower of any Revolving Loans made on the Closing Date shall be deemed to be a representation and warranty made by the Borrower to the effect that all of the conditions precedent to the making of such Revolving Loans have been satisfied, with the same effect as delivery to the Lender of a certificate signed by the a Responsible Officer of the Borrower, dated the Closing Date, to such effect.

         10.2 Conditions Precedent to Each Revolving Loan. The obligation of the Lender to make each Revolving Loan, including the initial Revolving Loans on the Closing Date, shall be subject to the further conditions precedent that on and as of the date of any such extension of credit the following statements shall be true, and the acceptance by the Borrower of any extension of credit shall be deemed to be a statement to the effect set forth in clauses
(a) and (b), with the same effect as the delivery to the Lender of a certificate signed by a Responsible Officer, dated the date of such extension of credit, stating that:

                  (a) The representations and warranties contained in this Agreement and the other Loan Documents are correct in all material respects on and as of the date of such extension of credit as though made on and as of such date, except to the extent the Lender has been notified by the Borrower that any representation or warranty is not correct and the Lender have explicitly waived in writing compliance with such representation or warranty; and

                  (b) No event has occurred and is continuing, or would result from such extension of credit, which constitutes a Default or an Event of Default.


                       ARTICLE ELEVEN - DEFAULT; REMEDIES

         11.1 Events of Default. It shall constitute an event of default ("Event of Default") if any one or more of the following shall occur for any reason:

                  (a) any failure to pay the principal of or interest or premium on any of the Obligations when due, whether upon demand or otherwise;

                  (b) any representation or warranty made by the Borrower in this Agreement or by the Borrower in any of the other Loan Documents, any Financial Statement, or any certificate furnished by the Borrower at any time to the Lender shall prove to be untrue in any material respect as of the date on which made or furnished;

                  (c) any default shall occur in the observance or performance of any of the covenants and agreements contained in this Agreement, any other Loan Documents, or any other agreement entered into at any time to which the Borrower and the Lender are party, or if any such agreement or document shall terminate (other than in accordance with its terms or the terms hereof or with the written consent of the Lender) or become void or unenforceable, without the written consent of the Lender;

                  (d) default shall occur with respect to any Debt for borrowed money (other than the Obligations) in an outstanding principal amount which exceeds, in the aggregate for all such Debt with respect to which default shall have occurred, $10,000, or under any agreement or instrument under or pursuant to which any such Debt or indebtedness may have been issued, created, assumed, or guaranteed by the Borrower and such default shall continue for more than the period of grace, if any, therein specified, if the effect thereof (with or without the giving of notice or further lapse of time or both) is to accelerate, or to permit the holders of any such Debt or indebtedness to accelerate, the maturity of any such Debt; or any such Debt or indebtedness shall be declared due and payable or be required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof;

                  (e) the Borrower shall (i) file a voluntary petition in bankruptcy or file a voluntary petition or an answer or otherwise commence any action or proceeding seeking reorganization, arrangement or readjustment of its debts or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing, or consent to, approve of, or acquiesce in, any such petition, action or proceeding; (ii) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, trustee or similar officer for it or for all or any part of its Property; (iii) make an assignment for the benefit of creditors; or (iv) be unable generally to pay its Debts as they become due;

                  (f) an involuntary petition shall be filed or an action or proceeding otherwise commenced against the Borrower seeking reorganization, arrangement or readjustment of the debts of the Borrower or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing and either (i) such petition, action or proceeding shall not have been dismissed within a period of sixty (60) days after its commencement or (ii) an order for relief against the Borrower shall have been entered in such proceeding;

                  (g) a receiver, assignee, liquidator, sequestrator, custodian, trustee or similar officer for the Borrower or for all or any part of its Property shall be appointed or a warrant of attachment, execution or similar process shall be issued against any part of the Property of the Borrower;

                  (h) the Borrower shall file a certificate of dissolution under applicable state law or shall be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding-up or liquidation, or shall take any corporate action in furtherance thereof;

                  (i) all or any material part of the Property of the Borrower shall be nationalized, expropriated or condemned, seized or otherwise appropriated, or custody or control of such Property or of the Borrower shall be assumed by any Governmental Authority or any court of competent jurisdiction at the instance of any Governmental Authority, except where contested in good faith by proper proceedings diligently pursued where a stay of enforcement is in effect;

                  (j) any guaranty of the Obligations shall be terminated, revoked or declared void or invalid;

                  (k) one or more judgments or orders for the payment of money aggregating in excess of $10,000, which amount shall not be fully covered by insurance, shall be rendered against the Borrower;

                  (l) any loss, theft, damage or destruction of any item or items of Collateral or other Property of the Borrower occurs which (i) materially and adversely affects the Property, business, operation, prospects, or condition of the Borrower; or (ii) is material in amount and is not adequately covered by insurance;

                  (m) there occurs a Material Adverse Effect and such Effect shall continue for thirty (30) days after notice from the Lender to the Borrower;

                  (n) there is filed against the Borrower any civil or criminal action, suit or proceeding under any federal or state racketeering statute (including, without limitation, the Racketeer Influenced and Corrupt Organization Act of 1970), which action, suit or proceeding (1) is not dismissed within one hundred twenty (120) days, and (2) could result in the confiscation or forfeiture of any material portion of the Collateral;

                  (o) for any reason other than the failure of the Lender to take any action available to it to maintain perfection of the Lender's Liens in the Collateral, pursuant to the Loan Documents, any Loan Document ceases to be in full force and effect or any Lien with respect to any material portion of the Collateral intended to be secured thereby ceases to be, or is not, valid, perfected and prior to all other Liens or is terminated, revoked or declared void;

                  (p) Emergent shall, at any time, cease to directly own at least fifty-one percent (51%) of the legal and beneficial interest in the issued and outstanding voting stock of the Borrower or Emergent shall convey, pledge, or transfer any interest in such stock to any Person; or

                  (q) the Delinquency/Repossession Percent for two consecutive months is at any time equal to or greater than ten (10%) percent and such Percent shall continue for thirty (30) days after notice from the Lender to the Borrower.

         11.2 Remedies. (a) If a Default or an Event of Default exists, the Lender may, in its discretion, do one or more of the following at any time or times and in any order, without notice to or demand on the Borrower: (i) reduce the amount of the Total Facility, or the advance rates against Eligible Contracts used in computing the Availability, or reduce one or more of the other elements used in computing the Availability; and (ii) restrict the amount of or refuse to make Revolving Loans. If an Event of Default exists, the Lender may do one or more of the following, in addition to the actions described in the preceding sentence, at any time or times and in any order, without notice to or demand on the Borrower: (i) terminate any obligation to make any further Revolving Loans and this Agreement;

(ii) declare any or all Obligations to be immediately due and payable; provided, however, that upon the occurrence of any Event of Default described in Sections 11.1(e), 11.1(g), or 11.1(h), the Total Facility shall automatically and immediately expire and all Obligations shall automatically become immediately due and payable without notice or demand of any kind; and
(iii) pursue its other rights and remedies under the Loan Documents and applicable law.

                  (b) If an Event of Default exists, all rights of the Borrower to collect any payments due under the Collateral and all rights of the Borrower to exercise the consensual rights which it would otherwise be entitled to exercise with respect thereto, shall, at the option of the Lender and upon written notice from the Lender to the Borrower, immediately terminate. The Borrower acknowledges and agrees that following an Event of Default the Lender shall be entitled to receive all of the Contract payments, without deduction, even though this may render the Borrower insolvent and leave the Borrower without any funds to pay its operating expenses. The Borrower, at the Lender's request, shall immediately provide the Lender with a current list of the names, addresses, and Contract numbers for all Contract Debtors and shall, at the Lender's request following an Event of Default, immediately direct all Contract Debtors (pursuant to a form of notice prepared by the Lender) to make all payments due under the Contracts and the other Collateral directly to the Lender or to a bank account designated by the Lender, and the Borrower shall otherwise cooperate with the Lender in that regard.

                  (c) If an Event of Default exists: (i) the Lender shall have, in addition to all other rights, the rights and remedies of a secured party under the UCC; (ii) the Lender may, at any time, take possession of the Collateral and keep it on the Borrower's premises, at no cost to the Lender or remove any part of it to such other place or places as the Lender may desire, or the Borrower shall, upon the Lender's demand, at the Borrower's cost, assemble the Collateral and make it available to the Lender at a place reasonably convenient to the Lender; (iii) the Lender may exchange, waive, or release any of the Collateral, apply Collateral and direct the order or manner of sale thereof as the Lender may determine, and settle, compromise, collect, or otherwise liquidate any Collateral in any manner, all without affecting the Obligations or the Lender's right to take any action with respect to any other Collateral; and (iv) the Lender may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the Lender deems advisable, in its sole discretion, and may, if the Lender deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Without in any way requiring notice to be given in the following manner, the Borrower agrees that any notice by the Lender of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to the Borrower if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least five (5) Business Days prior to such action to the Borrower's address specified in or pursuant to Section
14.7. If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until the Lender receives payment, and if the buyer defaults in payment, the Lender may resell the Collateral without further notice to the Borrower. In the event the Lender seeks to take possession of all or any portion of the Collateral by judicial process, the Borrower irrevocably waives: (a) the posting of any bond, surety or security with respect thereto which might otherwise be required; (b) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (c) any requirement that the Lender retain possession and not dispose of any Collateral until after trial or final judgment. The Borrower agrees that the Lender has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person. The Lender is hereby granted a license or other right to use, without charge, the Borrower's labels, patents, copyrights, name, trade secrets, trade names, trademarks, and advertising matter, or any similar Property, in advertising or selling any Collateral, and the Borrower's rights under all licenses and all franchise agreements shall inure to the Lender's benefit. The proceeds of sale shall be applied first to all expenses of sale, including attorneys' fees, and then to the Obligations in whatever order the Lender elects. The Lender will return any excess to the Borrower and the Borrower shall remain liable for any deficiency.

                  (d) If an Event of Default occurs, the Borrower hereby waives all rights to notice and hearing prior to the exercise by the Lender of the Lender's rights to repossess the Collateral without judicial process or to replevy, attach or levy upon the Collateral without notice or hearing.

                  (e) If the Lender terminates this Agreement upon an Event of Default, the Borrower shall pay the Lender, immediately upon termination, an early termination fee equal to the early termination fee that would have been payable under Article Four if this Agreement had been terminated on that date pursuant to the Borrower's election.

         11.3 Cumulative Remedies; No Prior Recourse to Collateral. The enumeration herein of the Lender's rights and remedies is not intended to be exclusive, and such rights and remedies are in addition to and not by way of limitation of any other rights or remedies that the Lender may have under the UCC or other applicable law. The Lender shall have the right, in its sole discretion, to determine which rights and remedies are to be exercised and in which order. The exercise of one right or remedy shall not preclude the exercise of any others, all of which shall be cumulative. The Lender may, without limitation, proceed directly against the Borrower to collect the Obligations without any prior recourse to the Collateral. No failure to exercise and no delay in exercising, on the part of the Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.


                     ARTICLE TWELVE - TERM AND TERMINATION

         12.1 Term and Termination. The term of this Agreement shall end on the Stated Termination Date. The Lender may terminate this Agreement without notice upon the occurrence of an Event of Default. Upon the effective date of termination of this Agreement for any reason whatsoever, all Obligations (including, without limitation, all unpaid principal of, accrued interest on and prepayment penalties, if any) shall become immediately due and payable. Notwithstanding the termination of this Agreement, until all Obligations are indefeasibly paid and performed in full in cash, the Borrower shall remain bound by the terms of this Agreement and shall not be relieved of any of its Obligations hereunder, and the Lender shall retain all of its rights and remedies hereunder (including, without limitation, the security interest of the Lender in and all rights and remedies with respect to all then existing and after-arising Collateral).


               ARTICLE THIRTEEN - AMENDMENTS; WAIVER; SUCCESSORS

         13.1 No Waivers Cumulative Remedies. No failure by the Lender to exercise any right, remedy, or option under this Agreement or any present or future supplement thereto, or in any other agreement between or among the Borrower and the Lender, or delay by the Lender in exercising the same, will operate as a waiver thereof. No waiver by the Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by the Lender on any occasion shall affect or diminish the Lender's rights thereafter to require strict performance by the Borrower of any provision of this Agreement. The Lender's rights under this Agreement will be cumulative and not exclusive of any other right or remedy which the Lender may have.

         13.2 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Lender and the Borrower and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.


                        ARTICLE FOURTEEN - MISCELLANEOUS

         14.1 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

         14.2 Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver. (a) THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAWS PROVISIONS PROVIDED THAT PERFECTION ISSUES WITH RESPECT TO ARTICLE 9 OF THE UCC MAY GIVE EFFECT TO APPLICABLE CHOICE OR CONFLICT OF LAW RULES SET FORTH IN ARTICLE 9 OF THE UCC) OF THE STATE OF NEW JERSEY; PROVIDED THAT THE LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                  (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW JERSEY OR OF THE UNITED STATES LOCATED IN THE STATE OF NEW JERSEY, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER AND THE LENDER CONSENT, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE BORROWER AND THE LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. NOTWITHSTANDING THE FOREGOING:
(1) THE LENDER SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION THE LENDER DEEM NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS AND (2) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE

IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

                  (c) THE BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO The BORROWER AT ITS ADDRESS SET FORTH IN SECTION 14.7 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF THE LENDER TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW.

         14.3 Waiver of Jury Trial. (a) THE BORROWER AND THE LENDER EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY, RELATED PERSON, PARTICIPANT, OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE BORROWER AND THE LENDER EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

                  (b) THE BORROWER AGREES THAT IT WILL NOT ASSERT AGAINST THE LENDER ANY CLAIM FOR CONSEQUENTIAL, INCIDENTAL, SPECIAL OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

         14.4 Survival of Representations and Warranties. All of the Borrower's representations and warranties contained in this Agreement shall survive the execution, delivery, and acceptance thereof by the parties, notwithstanding any investigation by the Lender or its agents.

         14.5 Other Security and Guaranties. The Lender, may, without notice or demand and without affecting the Borrower's obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

         14.6 Fees and Expenses. The Borrower agrees to pay to the Lender, on demand, all costs and expenses that Lender pays or incurs in connection with the negotiation, preparation, consummation, administration, enforcement, and termination of this Agreement, including, without limitation: (a) Attorney Costs; (b) costs and expenses (including attorneys' and paralegals' fees and disbursements which shall include the allocated costs of Lender's in-house counsel fees and disbursements) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby; (c) costs and expenses of lien and title searches and title insurance; (d) taxes, fees and other charges for filing financing statements and continuations, and other actions to perfect, protect, and continue the Lender's Liens in the Collateral (including costs and expenses paid or incurred by the Lender in connection with the consummation of Agreement); (e) sums paid or incurred to pay any amount or take any action required of the Borrower under the Loan Documents that the Borrower fails to pay or take; (f) costs of appraisals, inspections, and verifications of the Collateral, including, without limitation, travel, lodging, and meals for inspections of the Collateral and the Borrower's operations by the Lender's personnel, plus the Lender's then customary charge for field examinations and audits and the preparation of reports thereof, as more particularly described in Section 3.4; (g) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Collection Account; (h) costs and expenses of preserving and protecting the Collateral; and (i) costs and expenses (including attorneys' and paralegals' fees and disbursements which shall include the allocated cost of the Lender's in-house counsel fees and disbursements) paid or incurred to obtain payment of the Obligations, enforce the Lender's Liens in the Collateral, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to defend any claims made or threatened against the Lender arising out of the transactions contemplated hereby (including without limitation, preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrower. All of the foregoing costs and expenses may be charged by the Lender to the Borrower's Loan Account as Revolving Loans as described in Section 4.4.

         14.7 Notices. Except as otherwise provided herein, all notices, demands and requests that any party is required or elects to give to any other shall be in writing, or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, but not limited to, delivery by overnight mail and courier service, (b) four (4) days after it shall have been mailed by United States mail, first class, certified or registered, with postage prepaid, or (c) in the case of notice by such a telecommunications device, when properly transmitted, in each case addressed to the party to be notified as follows:

         If to the Lender or to BABC:      BankAmerica Business Credit, Inc.
                                           200 Lake Drive East, Suite 201
                                           Cherry Hill, NJ 08002
                                           Attention:   Portfolio Administration
                                           Telecopy No. (609) 321-2200

         with copies to:                   Bank of America NT&SA
                                           10124 Old Grove Road
                                           San Diego, CA 92131
                                           Attention:   Legal Department
                                           Telecopy No. (619) 549-7518

         If to the Borrower:       The Loan Pro$, Inc.
                                   15 South Main Street, Suite 750
                                   Greenville, SC 29601
                                   Attention:   Keith B. Giddens
                                   Telecopy No. (803) 235-8065

or to such other address as each party may designate for itself by like notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall not adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

         14.8 Waiver of Notices. Unless otherwise expressly provided herein, the Borrower waives presentment, protest and notice of demand or dishonor and protest as to any instrument, notice of intent to accelerate the Obligations and notice of acceleration of the Obligations, as well as any and all other notices to which it might otherwise be entitled. No notice to or demand on the Borrower which the Lender may elect to give shall entitle the Borrower to any or further notice or demand in the same, similar or other circumstances.

         14.9 Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors, and assigns of the parties hereto; provided, however, that no interest herein may be assigned by the Borrower without prior written consent of the Lender. The rights and benefits of the Lender hereunder shall, if such Persons so agree, inure to any successor or assignee.

         14.10 Indemnity of the Lender by the Borrower. The Borrower agrees to indemnify and hold the Lender and its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Revolving Loans) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any insolvency proceeding or appellate proceeding) related to or arising out of this Agreement or the Revolving Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

         14.11 Final Agreement. This Agreement and the other Loan Documents are intended by the Borrower and the Lender to be the final, complete, and exclusive expression of the agreement between them. This Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof. No modification, rescission, waiver, release, or amendment of any provision of this Agreement or any other Loan Document shall be made, except by a written agreement signed by the Borrower and a duly authorized officer of the Lender.

         14.12 Counterparts. This Agreement may be executed in any number of counterparts, and by the Lender and the Borrower in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

         14.13 Captions. The captions contained in this Agreement are for convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

         14.14 Right of Setoff. In addition to any rights and remedies of the Lender provided by law, if an Event of Default exists, the Lender is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being waived by the Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the Borrower against any and all Obligations owing to the Lender, now or hereafter existing, irrespective of whether or not the Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. The Lender agrees promptly to notify the Borrower and the Lender after any such set-off and application made by the Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

         14.15 Time of the Essence. the Borrower acknowledges and agrees that time is of the essence with respect to all of its obligations hereunder.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

"LENDER"                                            "BORROWER"

BankAmerica Business Credit, Inc.,         The Loan Pro$, Inc.,
a Delaware corporation                     a South Carolina corporation


by: /s/ Joseph F. Pignotti                 by: /s/ Kevin J. Mast,
    ------------------------                   ---------------------------
    Joseph F. Pignotti,                        Kevin J. Mast,
    Executive Vice President                   Chief Financial Officer

                                           by: /s/ J. Phil Cox, Secretary
                                               ---------------------------
                                               J. Phil Cox, Secretary

                                 EXHIBIT "A" TO
                          LOAN AND SECURITY AGREEMENT

                          COLLECTION ACCOUNT AGREEMENT

         This Collection Account Agreement ("Agreement") is made as of December , 1995, by and between BankAmerica Business Credit, Inc. ("the Lender"), a Delaware corporation, doing business as BA Business Credit, Inc., located at 200 Lake Drive East, Suite 201, Cherry Hill, New Jersey 08002; Carolina First Bank ("Bank") located at 102 South Main Street, Greenville, South Carolina 29601; and The Loan Pro$, Inc. ("Company"), a South Carolina corporation, located at 15 South Main Street, Suite 750, Greenville, South Carolina 29601.


                                   WITNESSETH

         Whereas, Company authorizes and/or has established with Bank, at its office specified above Special Depository Account No. 1040337300 with the title Loan Pro$, Inc. ("Collection Account"); and

         Whereas, Company has, pursuant to a financing agreement, pledged, assigned, and granted to the Lender a continuing security interest in certain property described therein, including, without limitation, all present and future accounts, contract rights, instruments, documents, chattel paper and general intangibles of Company, and all proceeds thereof, which may from time to time be deposited in the Collection Account.

         NOW, THEREFORE, in consideration of the foregoing and intending to be legally bound, the parties agree as follows.

                                   AGREEMENT

         1. Deposits into Collection Account. Company agrees that all payments, whether in cash, by check or other instrument, or otherwise, received by Company from its customers as proceed of the Collateral shall be deposited by Company in the Collection Account. Company shall furnish to the Lender each day a collection report setting forth, in such reasonable detail as the Lender may request, the deposits made during each day in the Collection Account, together with a copy of each deposit slip issued in connection with such deposits.

         2. Collection Account Drawing Rights. Company authorizes and directs that the sole signatories authorized to withdraw amounts from, to draw upon, or to otherwise exercise any powers with respect to, the Collection Account and the funds deposited therein, are and shall be the employees of Company identified on Exhibit "A" attached hereto and made a part hereof, and the officers or agents of the Lender identified on Exhibit "B" attached hereto and made a part hereof or such other persons as the Lender may from time to time designate in writing to Bank. Funds deposited into the Collection Account may be withdrawn subject to the Bank's funds availability schedule applied to corporate (wholesale or non-retail) accounts, at any time or from time to time. Until such time as the Lender gives Bank Notice described in paragraph 6 hereof, the parties agree that all funds deposited in the Collection Account from time to time shall be held by Bank for Company, shall be the property of Company, and all collected funds may be withdrawn, at any time or from time to time, by check, draft, wire transfer,
or otherwise as Company shall determine.   After receipt of Notice from the
Lender in accordance with paragraph 6, below, all funds deposited in the Collection Account shall be held by Bank for the Lender, shall be the property of the Lender, and may be withdrawn from time to time by the Lender, and Company shall have no further authority to withdraw any amount from, to draw upon, or to otherwise exercise any powers as a depositor or owner with respect to the Collection Account and the funds deposited therein. Company shall not give, and Bank shall not honor, any instructions to change the authorized signatories on the Collection Account unless such instructions are given, or approved, in writing by the Lender.

         3. Security Interest in Items to be Deposited. the Lender and Company agree that all checks, money orders, and other evidences of payment deposited in the Collection Account, which checks will be made payable to Company without Company's endorsement, from time to time shall be held by Bank for Company or the Lender, as appropriate, and subject to the security interest of the Lender.

         4. Charges to Collection Account. Bank will not charge or debit, or exercise any right of offset or banker's Lien against, the Collection Account except as provided below. Bank may charge the Collection Account for any items deposited in the Collection Account which are returned for any reason or otherwise not collected and may charge the Collection Account for all service charges, commissions, expenses, and other items ordinarily chargeable to the Collection Account. If there are not sufficient funds in the Collection Account to pay such amounts, then Company agrees to pay Bank within ten business days of written demand all such amounts, regardless of any other collection efforts Bank may have expended. If Company does not pay Bank such amounts within ten business days, then the Lender agrees to pay Bank within ten business days of written demand (i) all service charges, commissions, and expenses ordinarily chargeable to the Collection Account, and (ii) after delivery of the Notice from the Lender in accordance with paragraph 6, items deposited in the Collection Account which are returned for any reason or not collected otherwise. Company and the Lender acknowledge Company is obligated to pay all customary and reasonable Bank charges resulting from the Collection Account. Company agrees to reimburse the Lender for any monies that the Lender forwards to Bank in settlement of any charges as detailed above. In the absence of willful misconduct on the part of Bank, Company agrees to bear all
risk of loss associated with the Collection Account.   Bank hereby agrees to
accept cash payment in lieu of balances as compensation for service charges incurred on, or normally charged to, the Collection Account.

         5. Collection Account Records. Company hereby instructs Bank and Bank agrees to furnish to the Lender, with a copy to Company, bank statements with respect to the Collection Account which are customarily provided to customers of Bank at the times such statements are normally provided to customers of Bank, through the normal method of transmission, U.S. Mail.
Additionally, Company hereby instructs Bank and Bank agrees to make available to the Lender and Company, upon request, copies of all daily debit and credit advices of the Collection Account.

         6. Bank's Notice. Bank will take the following actions upon receipt of written notice ("Notice") from the Lender:

                  a. Bank shall (and in the event of such a Notice, Company hereby irrevocably authorizes and instructs Bank to) cease honoring all drafts, demands, withdrawal requests, or remittance instructions by Company made after receipt of Notice.

                  b. Following the receipt of the Notice and at all times thereafter, Bank shall hold solely for the account of the Lender all funds which may be on deposit in the Collection Account at the time the Notice is received by Bank and all funds thereafter deposited into the Collection Account, and Bank will remit all such collected funds (subject to paragraph 4., above) directly to the Lender, in accordance with Bank's procedures then in effect as the funds are collected, by electronic transfers to the account indicated below.

         After receipt of the Notice, Bank hereby agrees and acknowledges that all collected funds in the Collection Account shall be forwarded by wire transfer to BA Business Credit, Inc., account number 910-2-693307 ("Concentration Account"), at Chase Manhattan Bank, New York, New York, ABA No. 021000021, or such other bank as the Lender may from time to time designate in writing and, on a daily basis, Bank will initiate an automated clearing house transfer to move collected funds from Bank to the Concentration Account and the Lender shall have sole control over the Collection Account and the sole right to exercise and enforce all rights and remedies with respect thereof. The Notice shall be effective when it is received by Bank in writing at the address set forth in paragraph 9, below (or at such other address as Bank may specify by written notice received by the Lender) and when Bank has had a reasonable time, based upon the same standards as those applicable to payment and stop payment instructions generally, to act thereon.

         7. Termination. Upon receipt of the Lender's prior written consent, this Agreement may be terminated by Bank or Company at any time by giving thirty (30) days' prior written notice to the other party.

         8. Modification of Agreement. This Agreement cannot be changed, modified or terminated without the written consent of the Lender.

         9. Notices. All notices or demands by any party on the other relating to this Agreement shall, except as otherwise provided herein, be in writing. Notices shall be deemed received within five business days after being deposited in a United States post office box, postage prepaid, properly addressed to Company, the Lender, or to Bank at the addresses stated below, subject to the earlier receipt thereof as described in paragraph 6(b). Notices may also effectively be given by transmittal over electronic transmitting devices such as NBI, TWIX, Telex or telecopy machine, if the party to whom the notice is being sent has such a device in its office, provided a complete copy of any notice so transmitted shall also be mailed in the same manner as required for a mailed notice. Notices given by electronic transmitting devices shall be deemed effective on the day of transmission. All notices, including telephone notices, daily debit and credit advices, monthly statements of account, photocopies, returned items and general correspondence shall be sent to the following addresses and, where applicable given at the following telephone numbers or to such other person or address as any party shall designate to the others from time to time in writing:

                  A.      BankAmerica Business Credit, Inc.
                          200 Lake Drive East, Suite 201
                          Cherry Hill, New Jersey 08002
                          Attention:       Cindy Contini
                          Telephone:       (609)   321-2211
                          Facsimile:       (609)   321-2299

                  B.      The Loan Pro$, Inc.
                          15 South Main St., Ste. 750
                          Greenville, SC 29601
                          Attention:  Keith B. Giddens
                          Telephone:  (803)    232-6197
                          Facsimile:  (803)    271-8374

                  C.      Carolina First Bank
                          P.O. Box 1029
                          Greenville, SC 29602
                          Attention:  Robert H. Mitchell
                          Telephone:  (803)    239-6443
                          Facsimile:  (803)    239-6401

         10. Notice of Legal Process. If Bank receives any notice of legal process of any kind relating to Company, Bank shall use its best efforts to give reasonable oral notice to the Lender of such legal process.

         11. Indemnification. Company hereby agrees to indemnify and hold Bank harmless from and against any and all liabilities, losses, costs, and expenses incurred directly or indirectly by Bank as a consequence of Bank executing this Agreement and performing its obligations hereunder, including reasonable attorney's fees. Under no circumstances will Bank be liable for any consequential or special damages to Company, the Lender or any third party, as a result of this Agreement.

         12. Successors and Assigns; Governing Law. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties and shall be governed by and construed in accordance with the laws of the state of New Jersey.

         13. Counterparts. This Agreement may be executed in any number of counterparts, and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original but all such counterparts together shall constitute one and the same instrument.

         14. Agreement Duly Authorized. All parties hereto represent and warrant that they have taken all actions and obtained all authorizations, consents and approvals as are conditions precedent to their authority to execute this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date shown above.

                                       "LENDER"

                                       BankAmerica Business Credit, Inc.,
                                       a Delaware corporation

                                       By:
                                                ------------------------
                                                Joseph F. Pignotti,
                                                Executive Vice President

                                  "COMPANY"

                                  The Loan Pro$, Inc.,
                                  a South Carolina corporation

                                  By:
                                           ----------------------------------
                                           Kevin J. Mast,
                                           Chief Financial Officer

                                  "BANK"

                                  Carolina First Bank

                                  By:
                                           ----------------------------------
                                           Robert H. Mitchell,
                                           Vice President

                                  Accepted this       day of December 1995.
                                                -----

                                  EXHIBIT "A"
                                       TO
                          COLLECTION ACCOUNT AGREEMENT

                          Authorized Persons - Company



                  Name                                              Signature Exemplar
                  ----                                              ------------------
         1.       Kevin J. Mast
                                                            ----------------------------------


         2.       Scott A. Lining
                                                            ----------------------------------


         3.       Keith B. Giddens
                                                            ----------------------------------


         4.
                  ---------------------------------         ----------------------------------


         5.
                  ---------------------------------         ----------------------------------


         6.
                  ---------------------------------         ----------------------------------

                                  EXHIBIT "B"
                                       TO
                          COLLECTION ACCOUNT AGREEMENT

                        Authorized Persons - the Lender



                  Name                                              Signature Exemplar
                  ----                                              ------------------
         1.
                  -------------------                               --------------------------


         2.
                  -------------------                               --------------------------


         3.
                  -------------------                               ---------------------------



             [To be completed by BankAmerica Business Credit, Inc.]

                                  SCHEDULE 6.3
                                       TO
                          LOAN AND SECURITY AGREEMENT

         (LOCATION OF THE BORROWER'S BOOKS AND RECORDS AND COLLATERAL)


                      15 South Main Street, Suite 750
                      Greenville, South Carolina 29601

                      6432 Two Notch Road, Suite J
                      Columbia, South Carolina 29223

                      Aviation Square
                      6185H Rivers Avenue
                      North Charleston, South Carolina 29418

                      West View Plaza
                      8039 Greenville Highway
                      Spartanburg, South Carolina 29301

                      Palmetto Plaza
                      1557 West Palmetto Street
                      Florence, South Carolina 29501





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

                                SCHEDULE 8.3 TO
                          LOAN AND SECURITY AGREEMENT

        [LIST OF JURISDICTIONS IN WHICH QUALIFIED AND IN GOOD STANDING]


                                 South Carolina





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

                                SCHEDULE 8.5 TO
                          LOAN AND SECURITY AGREEMENT

                              [LIST OF AFFILIATES]


                               Keith Giddens

                               Ronald I. Long

                               Emergent Group, Inc.

                               Emergent Financial Corporation

                               Pickens Railroad Company

                               Carolina Investors, Inc.

                               Emergent Business Capital, Inc.

                               Premier Financial Services, Inc.

                               Emergent Equity Advisors

                               Emergent Mortgage Corporation

                               Emergent Commercial Mortgage

                               Emergent Business Capital Holdings Corporatino

                               Cambridge Banc





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

                                 EXHIBIT 8.8 TO
                          LOAN AND SECURITY AGREEMENT

                       [BORROWER'S FINANCIAL STATEMENTS]

                                SCHEDULE 8.13 TO
                          LOAN AND SECURITY AGREEMENT

                        [LIST OF BORROWER'S TRADE NAMES]

                                      NONE





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

                                SCHEDULE 8.14 TO
                          LOAN AND SECURITY AGREEMENT

                    [LIST OF BORROWER'S PENDING LITIGATION]

                                      NONE





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

                                 SCHEDULE 10.1
                                       TO
                          LOAN AND SECURITY AGREEMENT

                      [LIST OF REQUIRED CLOSING DOCUMENTS]

         The Lender shall have received on or before the first Closing Date all of the following documents which shall be satisfactory to the Lender in form and content:

                   1.     Certificate of Secretary (the Borrower).

                   2.     UCC-1 financing statements (South Carolina).

                   3. Certificate of good standing for the Borrower (South Carolina Secretary of State).

                   4.     Opinion of the Borrower's and Emergent's counsel.

                   5. Certificate of the Borrower's chief financial officer.

                   6.     Carolina First Bank's Payoff letter.

                   7.     The Borrower's authorization letter.

                   8.     Carolina First Bank's UCC termination statements.

                   9.     Certificate of Secretary (Emergent).

                  10. Certificate of good standing for Emergent (South Carolina Secretary of State).

                  11.     Continuing Guaranty (Emergent).





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